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                                                                   Exhibit 99.34
                                                                [CONFORMED COPY]
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                             STOCKHOLDERS AGREEMENT


                                      AMONG


                            UNIVERSAL STUDIOS, INC.,
                           LIBERTY MEDIA CORPORATION,
                                  BARRY DILLER,
                                    HSN, INC.
                                       AND
                            THE SEAGRAM COMPANY LTD.







                          DATED AS OF OCTOBER 19, 1997

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1  Certain Defined Terms.........................................   1
SECTION 1.2  Other Defined Terms...........................................   9
SECTION 1.3  Other Definitional Provisions.................................  11

                                   ARTICLE II

                                   STANDSTILL

SECTION 2.1  Liberty Standstill with Universal.............................  11

                                   ARTICLE III

                              CORPORATE GOVERNANCE

SECTION 3.1  Liberty Board Representation..................................  12
SECTION 3.2  Certain Restrictions..........................................  12
SECTION 3.3  Voting on Certain Matters.....................................  13
SECTION 3.4  Restrictions on Other Agreements..............................  15
SECTION 3.5  Irrevocable Proxy of Universal................................  16
SECTION 3.6  Irrevocable Proxy of Liberty..................................  16
SECTION 3.7  Cooperation...................................................  17

                                   ARTICLE IV

                            TRANSFER OF COMMON SHARES

SECTION 4.1  Restrictions on Transfer by Liberty and Diller................  18
SECTION 4.2  Universal Purchase of Liberty Equity..........................  20
SECTION 4.3  Going-Private Transaction.....................................  24
SECTION 4.4  Diller Right to Put Shares....................................  25
SECTION 4.5  Tag-Along for Diller and Liberty for Transfers by Universal ..  29
SECTION 4.6  Tag-Along for Liberty for Transfers by Diller to Universal....  30
SECTION 4.7  Tag-Along for Liberty for Transfers by Diller to a Third Party  32
SECTION 4.8  Right of First Refusal between Universal and Diller...........  33
SECTION 4.9  Right of First Refusal between Liberty and Diller.............  35
SECTION 4.10  Right of First Refusal of Universal..........................  38
SECTION 4.11  Transfers of Class B Shares..................................  38
SECTION 4.12  Transferees..................................................  39
SECTION 4.13  Notice of Transfer...........................................  41
SECTION 4.14  Compliance with Transfer Provisions..........................  41

                                    ARTICLE V


                                       -i-
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                                                                         Page
                            BDTV ENTITY ARRANGEMENTS

SECTION 5.1  Management.................................................  41
SECTION 5.2  Treatment of Contingent Shares and Exchange Shares.........  42
SECTION 5.3  Changes to BDTV Structures.................................  42
SECTION 5.4  Transfers of BDTV Interests................................  42

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.1  Conflicting Agreements.....................................  43
SECTION 6.2  Duration of Agreement......................................  43
SECTION 6.3  Further Assurances.........................................  44
SECTION 6.4  SCL Agreement to Cooperate.................................  44
SECTION 6.5  Amendment and Waiver.......................................  44
SECTION 6.6  Severability...............................................  45
SECTION 6.7  Effective Date.............................................  45
SECTION 6.8  Entire Agreement...........................................  45
SECTION 6.9  Successors and Assigns.....................................  45
SECTION 6.10  Counterparts..............................................  45
SECTION 6.11  Liabilities Under Federal Securities Laws.................  45
SECTION 6.12  Remedies..................................................  46
SECTION 6.13  Notices...................................................  46
SECTION 6.14  Governing Law; Consent to Jurisdiction....................  48
SECTION 6.15  Interpretation............................................  48


                                      -ii-
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                             STOCKHOLDERS AGREEMENT


            STOCKHOLDERS AGREEMENT dated as of October 19, 1997 among Universal Studios, Inc., a Delaware corporation ("Universal"), for itself and on behalf of the members of the Universal Stockholders Group, Liberty Media Corporation, a Delaware corporation ("Liberty"), for itself and on behalf of the members of the Liberty Stockholders Group, Barry Diller ("Diller"), for himself and on behalf of the members of the Diller Stockholders Group, HSN, Inc., a Delaware corporation (the "Company") (solely for purposes of Sections 4.4(g), 4.5(d) and 6.3) and The Seagram Company Ltd., a Canadian corporation ("SCL") (solely for purposes of Sections 4.2(f) and 6.4). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Investment Agreement.

            WHEREAS, Universal, Liberty, the Company and Home Shopping Network, Inc. have entered into an Investment Agreement, dated as of October 19, 1997 (as amended and restated, as of December 18, 1997, the "Investment Agreement"), pursuant to which (i) Universal will contribute certain domestic production and distribution television production assets, and certain other television assets to a newly formed subsidiary of the Company (the "LLC") in exchange for cash and securities of the Company and the LLC, (ii) Liberty has the right under certain circumstances to contribute assets to the LLC in exchange for securities of the Company or the LLC and/or to purchase additional securities of the Company and/or the LLC for cash, and (iii) Universal, Liberty, Diller and the Company will enter into certain other agreements and arrangements referred to in the Investment Agreement (collectively, the "Transactions");

            WHEREAS, the parties under the Investment Agreement have agreed that Universal, Liberty, Diller, the Company (solely for purposes of Sections 4.4(g), 4.5(d) and 6.3) and SCL (solely for purposes of Sections 4.2(f) and 6.4) shall enter into this Agreement in order to specify certain of their respective rights and obligations; and

            WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Company, to be effective as of the Closing, except that the agreements in Section 3.3(e) shall be effective as of the date hereof.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

            "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person. For purposes of this definition, (i) Matsushita Electric Industrial Co., Ltd. ("MEI") shall not be considered an Affiliate of Universal or any Subsidiary of Universal so long as MEI does not materially increase its influence over Universal or any such Subsidiary following the date hereof and (ii) natural persons shall not be deemed to be Affiliates (other than, in the case of Universal, any descendant of Samuel Bronfman who is a director or executive officer of SCL).

            "Agreement" means this Stockholders Agreement as it may be amended, supplemented, restated or modified from time to time.

            "Approved Shares" has the meaning ascribed to such term in Exhibit A to the Merger Agreement.

            "beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Common Shares, LLC Shares or Voting Securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any equity (including all Contingent Shares and Exchange Shares) which may be acquired by such Person (disregarding any legal impediments to such beneficial ownership), whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options (which options held by Diller shall be deemed to be exercisable, other than with respect to the Diller
Put), rights or other securities (including LLC Shares) issued by the Company or any Subsidiary thereof, (ii) no Person shall be deemed to beneficially own any equity solely as a result of such Person's execution of this Agreement (including by virtue of holding a proxy with respect to any shares or having a put obligation or call right with respect to any shares) or any other Transaction Agreement, (iii) Liberty shall be deemed to be the beneficial owner of the proportionate number of Common Shares represented by Liberty's equity interest in a BDTV Entity, other than for purposes of Articles III and V of this Agreement and (iv) Universal shall be deemed to be the beneficial owner of any shares subject to an option pursuant to Section 4.1(d); provided, further, that for purposes of calculating beneficial ownership, the number of outstanding Common Shares of the Company shall be deemed to include the number of Common Shares that would be outstanding if all outstanding LLC Shares were exchanged for Common Shares pursuant to the Exchange Agreement and all Contingent Shares and Exchange Shares were issued. Notwithstanding the foregoing, for purposes of calculating the Minimum Stockholder Amount, a person shall be deemed to be the beneficial owner only of outstanding Common Shares.

            "BDTV I" means BDTV, Inc., a Delaware corporation.

            "BDTV II" means BDTV II, Inc., a Delaware corporation.

            "BDTV III" means BDTV III, Inc., a Delaware corporation.
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                                                                               3


            "BDTV Entities" means, collectively, the BDTV Limited Entities and the BDTV Unrestricted Entities.

            "BDTV Limited Entities" means, collectively, BDTV I and BDTV II.

            "BDTV Unrestricted Entities" means BDTV III and each other BDTV Entity that may be formed subsequent to the date hereof; provided that each of Liberty and Diller acknowledges and agrees that any corporation, partnership, limited liability company or other business association hereafter formed by Diller and Liberty to hold Common Shares will be a BDTV Unrestricted Entity and will be a corporation, partnership, limited liability company or other business association having a capital structure and governance rights substantially similar to that of BDTV III.

            "Board" means the Board of Directors of the Company.

            "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

            "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

            "Cause" means (i) the conviction of, or pleading guilty to, any felony, or (ii) the wilful, continued and complete failure to attend to managing the business affairs of the Company, after written notice of such failure from the Board and reasonable opportunity to cure.

            "CEO" means the Chief Executive Officer of the Company.

            "CEO Termination Date" means the later of (i) such time as Diller no longer serves as CEO and (ii) such time as Diller no longer holds the Universal Proxy.

            "Class B Common Stock" means the Class B common stock, par value $.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than Common Stock).

            "Closing" has the meaning ascribed to such term in the Investment Agreement.

            "Commission" means the Securities and Exchange Commission, and any successor commission or agency having similar powers.

            "Common Shares" means, collectively, the Common Stock and the Class
B Common Stock.
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                                                                               4


            "Common Stock" means the common stock, par value $.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

            "Contingent Right" means the right of Liberty HSN to receive the Contingent Shares pursuant to the Merger Agreement.

            "Contingent Shares" means the shares of Class B Common Stock (or other securities) which the Company is obligated to issue to Liberty HSN following the Effective Time (as defined in the Merger Agreement) pursuant to Exhibit A to the Merger Agreement.

            "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

            "Current Market Value" means, with respect to any security, the average of the daily closing prices on the Nasdaq National Market (or the principal exchange or market on which such security may be listed or may trade) for such security for the 20 consecutive trading days commencing on the 22nd trading day prior to the date as of which the Current Market Value is being determined. The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the Nasdaq National Market (or such principal exchange or market) or a similar source selected from time to time by the Company for such purpose. In the event such closing prices are unavailable, the Current Market Value shall be the Fair Market Value of such security established by independent investment banking firms in accordance with the procedures specified in Section 4.2(d). For purposes of this Agreement, the Current Market Value of a share of Class B Common Stock shall be equal to the Current Market Value of a share of Common Stock.

            "Diller Interest Purchase Price" means the cash amount (or cash value of equity) invested by Diller in a BDTV Entity plus interest, from the date of such contribution to the date of purchase, on such amount at the rate of interest per annum in effect from time to time and publicly announced by The Bank of New York as its prime rate of interest, compounded annually. For purposes of BDTV I, BDTV II and BDTV III, the cash amount (or cash value of equity) invested by Diller is $100.

            "Diller Note" means the promissory note by Diller in favor of the Company, dated as of August 24, 1995.

            "Diller Stockholder Group" means Diller and Diller's 90% owned and controlled Affiliates.

            "Director" means any member of the Board.
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                                                                               5


            "Disabled" means the disability of Diller after the expiration of more than 180 consecutive days after its commencement which is determined to be total and permanent by a physician selected by Universal (or if the Universal Termination Date has occurred, Liberty) and reasonably acceptable to Diller; provided that Diller shall be deemed to be disabled only following the expiration of 90 days following receipt of a written notice from the Company and such physician specifying that a disability has occurred if within such 90-day period he fails to return to managing the business affairs of the Company. A total disability shall mean mental or physical incapacity that prevents Diller from managing the business affairs of the Company.

            "Eligible Stockholder Amount" means, in the case of Diller, the equivalent of 1,100,000 Common Shares and, in the case of Liberty (including, in the case of Liberty, the proportionate number of Common Shares represented by Liberty's equity interest in any BDTV Entity and Common Shares issuable to Liberty or a member of the Liberty Stockholder Group pursuant to the Contingent Rights and the Holder Exchange Agreement), 1,000,000 shares of Common Stock, in each case determined on a fully diluted basis (taking into account, in the case of Diller, all unexercised Options, whether or not then exercisable).

            "Equity" means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable for, such shares (including, without limitation, the Contingent Shares, the Exchange Shares and the LLC Shares), and options, warrants or other rights to acquire such shares.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Agreement" means the exchange agreement, of even date herewith, among Universal, Liberty and the Company, as it may be amended, supplemented, restated or modified from time to time.

            "Exchange Shares" means the Silver King Exchange Shares as defined in the Holder Exchange Agreement.

            "Fair Market Value" means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm's-length negotiated transaction without time constraints.

            "FCC" means the Federal Communications Commission or its successor.

            "FCC Regulations" means, as of any date, all federal communications statutes and all rules, regulations, orders, decrees and policies of the FCC as then in effect, and any interpretations or waivers thereof or modifications thereto.

            "Fundamental Changes" shall have the meaning ascribed to such term in the Governance Agreement.
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                                                                               6


            "Governance Agreement" means the Governance Agreement, among the Company, Diller, Universal and Liberty, dated as of even date herewith, as it may be amended, supplemented, restated or modified from time to time.

            "Group" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

            "Holder Exchange Agreement" means the Exchange Agreement, dated as of December 20, 1996, by and between the Company and Liberty.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Independent Investment Banking Firm" means an investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Person engaging such firm, qualified to perform the task for which it has been engaged.

            "Initial Interest" means, with respect to any Stockholder, all of the Common Shares beneficially owned by such Stockholder and its Permitted Transferees immediately following the Closing.

            "Liberty HSN" means Liberty HSN, Inc., a Colorado corporation.

            "Liberty Stockholder Group" means Liberty and those Subsidiaries of Liberty or TCI that, from time to time, hold Equity subject to this Agreement.

            "Liquid Securities" means (i) common equity securities of the Universal Parent Company which are publicly traded on a national securities exchange or quoted on the Nasdaq National Market of the class or series with the largest public float of any class or series of such securities or (ii) securities of Universal (or any holding company of Universal that directly or indirectly beneficially owns 100% of the equity of Universal (Universal or any such holding company being hereinafter referred to as the "Issuer")) which are publicly traded on a national securities exchange or quoted on the Nasdaq National Market; provided that the aggregate market value of the Universal Liquid Securities received by Liberty pursuant to Section 4.2 or 4.3 shall, on the date of receipt, represent not more than one-third of the aggregate market value of all such outstanding securities on such date (other than the securities beneficially owned by any Affiliate of the Issuer or Liberty) (such securities of the Issuer, the "Universal Liquid Securities").

            "LLC" means USANi, LLC, a Delaware limited liability company and a subsidiary of the Company, and any of its successors.

            "LLC Shares" means shares representing a proportionate interest in the capital and profits and losses of the LLC.

            "Market Sale" means a "brokers' transaction" within the meaning of
Section 4(4) of the Securities Act.

            "Merger Agreement" means the Agreement and Plan of Exchange and Merger, dated as of August 25, 1996, among the Company (formerly Silver King Communications, Inc.), House Acquisition Corp., Liberty HSN and Home Shopping Network, Inc.

            "Minimum Stockholder Amount" means Common Shares representing at least 50.1% of the outstanding voting power of the outstanding Common Shares.

            "Non-Liquid Securities" means securities of the Issuer other than Liquid Securities.

            "Options" means options to acquire capital stock of the Company granted by the Company to Diller and outstanding from time to time.

            "Permitted Business Combination" shall mean (x) a tender or exchange offer by Universal or an Affiliate for all the Common Shares of the Company that is accepted by a majority of the Company's Public Stockholders or (y) a merger (other than a merger following a tender or exchange offer complying with (x) above) involving the Company and Universal or an Affiliate that is approved, in addition to any vote required by law, by a majority of the Company's Public Stockholders so long as, in the case of (x) and (y) above, a committee of the Directors (excluding any Directors designated by Universal or Liberty pursuant to the terms of the Governance Agreement, as it may be amended, modified or waived from time to time, and any other directors who have a conflict of interest) determines that the tender offer, exchange offer or merger, as the case may be, is fair to the Company's stockholders (other than Universal and its Affiliates).

            "Permitted Designee" means any Person designated by a Stockholder, who shall be reasonably acceptable to the other Stockholders, to exercise such Stockholder's rights pursuant to Section 4.2, 4.4, 4.8 or 4.9.

            "Permitted Transferee" means (i) with respect to Liberty, any of its Subsidiaries or any Subsidiary of TCI, (ii) with respect to Universal, the Universal Parent Company and any Subsidiary of the Universal Parent Company, and
(iii) with respect to Diller, any of his 90% owned and controlled Affiliates. In addition, each of Liberty, Universal and Diller shall each be a Permitted Transferee of its respective Permitted Transferees.

            "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

            "Public Stockholders" means any stockholder of the Company that, together with its Affiliates (a) has sole or shared voting power with respect to Voting Securities representing no more than 10% of the voting power on the applicable vote or (b) has sole or shared power to dispose of Equity representing no more than 10% of the Equity to be tendered or exchanged in any applicable tender or exchange offer, as the case may be.

            "Put Provision" means the right of Liberty to cause Universal to purchase Non-Liquid Securities described in Section 4.2(f).

            "Reference Rate" means, for any day, a fixed rate per annum equal to the yield, expressed as a percentage per annum, obtained at the official auction of 90-day United States Treasury Bills most recently preceding the date thereof plus 100 basis points.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Spin-Off Agreement" means the agreement, dated as of October 19, 1997, among Universal, Liberty and the Company relating to the disposition of certain businesses of the Company in certain circumstances, as it may be amended, supplemented, restated or modified from time to time.

            "Stockholder" means each of Universal, Liberty and Diller.

            "Stockholder Group" means one or more of the Diller Stockholder Group, the Liberty Stockholder Group and the Universal Stockholder Group. For purposes of this Agreement, (i) prior to the time that Liberty acquires Diller's interest in a BDTV Entity, each BDTV Entity shall be deemed to be a member of the Liberty Stockholder Group except as otherwise expressly set forth herein and
(ii) a Permitted Designee shall be deemed to be a member of a Stockholder's Stockholder Group (other than for purposes of Section 4.1(a)(x)).

            "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

            "TCI" means Tele-Communications, Inc., a Delaware corporation and the parent of Liberty.

            "Third Party Transferee" means any Person to whom a Stockholder (including a Third Party Transferee subject to this Agreement pursuant to Sections 4.12(b) and 4.12(c)) or a Permitted Transferee Transfers Common Shares, other than a Permitted Transferee of such Stockholder or a member of another Stockholder Group.

            "Transaction Agreements" means each of the agreements specified in or contemplated by Sections 9.3 and 9.4(b) of the Investment Agreement.

            "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Common Shares beneficially owned by a Stockholder or any interest in any Common Shares beneficially owned by a Stockholder, provided, however, that a merger or consolidation in which a Stockholder is a constituent corporation shall not be deemed to be the Transfer of any Common Shares beneficially owned by such Stockholder (provided, that a significant purpose of any such transaction is not to avoid the provisions of this Agreement). For purposes of this Agreement, the conversion of shares of Class B Common Stock into shares of Common Stock shall not be deemed to be a Transfer.

            "Universal Parent Company" means SCL and any of its successors.

            "Universal Standstill Termination Date" means the Standstill Termination Date as defined in the Governance Agreement.

            "Universal Stockholder Group" means Universal, together with the Universal Parent Company and any Subsidiary of the Universal Parent Company that, from time to time, hold Equity subject to this Agreement.

            "Voting Securities" means at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of Directors.

            SECTION 1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

            Term                                            Section
            ----                                            -------

            Aggrieved Stockholder                           Section 6.11(c)
            Appraisal                                       Section 4.2(d)
            Appraised Value                                 Section 4.2(c)
            Call Notice                                     Section 4.2(a)
            Call Right                                      Section 4.2(a)
            Cash Consideration                              Section 4.2(g)
            Company                                         Preamble
            Covered Market Sale                             Section 4.8(a)
            Diller                                          Preamble
            Diller Departure                                Section 4.2(c)
            Diller Loan Amount                              Section 4.1(f)
            Diller Put                                      Section 4.4(a)
            Diller Put Closing Date                         Section 4.4(d)
            Diller Put Event                                Section 4.4(a)
            Diller Put Event Date                           Section 4.4(a)
            Diller Put Event Shares                         Section 4.4(a)
            Diller Put Notice                               Section 4.4(a)
            Diller Put Shares                               Section 4.4(a)
            Diller Share Put Price                          Section 4.4(b)
            Diller Tag-Along Notice                         Section 4.7(a)
            Diller Tag-Along Sale                           Section 4.7(a)
            Diller Tag-Along Shares                         Section 4.7(a)

            Diller Termination Date                         Section 6.2(a)
            Escrow                                          Section 4.4(f)
            Excess Interest                                 Section 4.3
            Exchange Notice                                 Section 4.11(a)
            Investment Agreement                            Recitals
            L/D Offer Notice                                Section 4.9(b)
            L/D Offer Price                                 Section 4.9(c)
            L/D Other Party                                 Section 4.9(b)
            L/D Transferring Party                          Section 4.9(a)
            Liberty                                         Preamble
            Liberty Proxy                                   Section 3.6(a)
            Liberty Proxy Shares                            Section 3.6(a)
            Liberty Purchase Price                          Section 4.2(c)
            Liberty Put Right                               Section 4.2(b)
            Liberty Termination Date                        Section 6.2(b)
            Litigation                                      Section 6.12
            Market Value                                    Section 4.2(f)
            Net Proceeds                                    Section 4.2(g)
            Non-Liquid Purchase Price                       Section 4.2(f)
            Non-Transferring Stockholder                    Section 4.11(a)
            Offer Notice                                    Section 4.8(b)
            Offer Price                                     Section 4.8(c)
            Other Stockholder                               Section 4.8(b)
            Ownership Percentage                            Section 2.1
            Permitted Ownership Percentage                  Section 2.1
            Prime Rate                                      Section 4.4(f)
            Publicly Traded                                 Section 4.2(f)
            Put Notice                                      Section 4.2(b)
            Put Provision                                   Section 4.2(f)
            Put Provision Notice                            Section 4.2(f)
            Sale Period                                     Section 4.2(g)
            SCL Threshhold                                  Section 4.2(f)
            Shortfall Amount                                Section 4.2(g)
            Shortfall Provisions                            Section 4.2(g)
            Specified Votes                                 Section 4.1(c)
            Standstill Termination Date                     Section 2.1
            Stockholder Tag-Along Notice                    Section 4.6(b)
            Stockholder Tag-Along Sale                      Section 4.6(b)
            Stockholder Tag-Along Shares                    Section 4.6(b)
            Tag-Along Offeree                               Section 4.5(a)
            Transactions                                    Preamble
            Transferring Party                              Section 4.8(a)
            Transferring Stockholders                       Section 4.11(a)
            Universal                                       Preamble
            Universal Proxy                                 Section 3.5(a)
            Universal Proxy Shares                          Section 3.5(a)

            Universal Tag-Along Notice                      Section 4.5(a)
            Universal Tag-Along Sale                        Section 4.5(a)
            Universal Tag-Along Shares                      Section 4.5(a)
            Universal Termination Date                      Section 6.2(a)
            Weighted Average Market Price                   Section 4.4(b)

            SECTION 1.3 Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (c) For purposes of calculating the amount of outstanding Common Shares or Equity as of any date and the number of Common Shares or Equity beneficially owned by any Person as of any date, (i) any Common Shares held in the Company's treasury or owned by any Subsidiaries of the Company shall be disregarded, (ii) all LLC Shares beneficially owned by Universal and Liberty shall be assumed to have been converted into Common Shares in accordance with the provisions of the Exchange Agreement and (iii) all Contingent Shares and Exchange Shares and any other securities of the Company issued to Liberty or Universal in accordance with the exercise of its respective preemptive rights pursuant to Section 1.8 or 1.7 of the Investment Agreement, respectively, shall be assumed to have been converted into Common Shares. Notwithstanding the foregoing, for purposes of calculating the Minimum Stockholder Amount and the voting power for purposes of Section 4.4(f) (other than clause (B)(x) thereof) and 4.5(a) (other than clause (ii)(x) thereof), only the number of Common Shares actually outstanding shall be included in such calculation.

                                   ARTICLE II

                                   STANDSTILL

            SECTION 2.1 Liberty Standstill with Universal. Liberty covenants and agrees with Universal that, from and after the Closing and until the earlier to occur of (i) the Liberty Termination Date and (ii) such date as Universal beneficially owns fewer Common Shares than Liberty beneficially owns (the "Standstill Termination Date"):

            (a) neither Liberty nor any of its Affiliates will (x) acquire, directly or indirectly, the beneficial ownership of any additional Equity of the Company such that the Common Shares beneficially owned by Liberty and its Affiliates (the "Ownership Percentage") following such acquisition would represent in the aggregate more than the greater of (A) 20% and (B) the percentage of Common Shares beneficially owned by Liberty following any Holder Closing (as defined in Section 1.5(f) of the Investment Agreement) up to 25% (the "Permitted Ownership Percentage") of all outstanding Common Shares; provided that if Liberty (i) fails to elect to exercise its preemptive rights pursuant to Section 1.8 of the Investment Agreement or (ii) prior to the Universal Standstill Termination Date, Transfers any

Equity, the Permitted Ownership Percentage shall be reduced to reflect such lower Ownership Percentage of Liberty following such failure to elect or such Transfer (provided, that if Liberty's initial Ownership Percentage is less than 20%, such reduction shall be calculated as if Liberty's initial Ownership Percentage were 20%) or (y) propose to the Board the acquisition by Liberty and its Affiliates of the then outstanding Equity not owned by Liberty in a merger, tender offer or other business combination.

            (b) Notwithstanding anything to the contrary herein, (i) except as expressly provided herein, neither Liberty nor any Affiliate thereof shall permit any entity in which it beneficially owns, directly or indirectly, in excess of 50% of the outstanding voting securities (regardless of whether Liberty or such Affiliate acquires beneficial ownership of such entity after the date of this Agreement) to beneficially own any Common Shares. Notwithstanding the foregoing, the acquisition (whether by merger, consolidation or otherwise) by Liberty or any Affiliate thereof of any entity that beneficially owns Common Shares shall not constitute a violation of the Permitted Ownership Percentage; provided that a significant purpose of any such transaction is not to avoid the provisions of this Agreement; and provided, further that the provisions of clause (ii) below are complied with and (ii) except as set forth in the next sentence, if at any time Liberty becomes aware that it and its Affiliates beneficially own more than the Permitted Ownership Percentage (including by virtue of acquisitions referred to in clause (i) above), then Liberty, subject to the next sentence, shall as soon as is reasonably practicable (but in no manner that would require Liberty to incur liability under Section 16(b) of the Exchange Act) take all action necessary to reduce the amount of Common Shares beneficially owned by such Persons to an amount not greater than the Permitted Ownership Percentage. If the Ownership Percentage of Liberty and its Affiliates exceeds the Permitted Ownership Percentage solely by reason of repurchases of Common Shares by the Company, then Liberty shall not be required to reduce the amount of the Common Shares beneficially owned by such Persons (except that Liberty shall not exercise its preemptive rights under the Investment Agreement to maintain such higher Ownership Percentage).

                                   ARTICLE III

                              CORPORATE GOVERNANCE

            SECTION 3.1 Liberty Board Representation. From and after the Closing and until the Standstill Termination Date, Liberty shall not be entitled to designate for nomination more than two directors for election to the Board, subject to applicable law, including FCC Regulations.

            SECTION 3.2 Certain Restrictions. Except as set forth in the Investment Agreement and the Transaction Agreements, without the prior written consent of Universal, prior to the earlier of the Liberty Termination Date and the Standstill Termination Date, Liberty agrees not to, and to cause each of its Affiliates not to, directly or indirectly, alone or in concert with others:

            (a) seek election to, seek to place a representative on, or seek the removal (other than for cause) of any member of, the Board, act alone or in concert with others to seek to affect or influence the control of the management or Board or the business, operations or policies of the Company except by virtue of Liberty's representation on the Board of the Company or LLC Board pursuant to Section 2.02(e) of the Governance Agreement and as otherwise contemplated by the Governance Agreement (including the right to consent to Fundamental Changes pursuant to Section 2.04 of the Governance Agreement) and the other Transaction Agreements (it being agreed that this paragraph shall not prohibit Liberty, its Affiliates and their respective employees from engaging in ordinary course business activities with the Company);

            (b) other than to a Permitted Transferee or pursuant to this Agreement, deposit any Equity in a voting trust or subject any Equity to any proxy, arrangement or agreement with respect to the voting of such securities or other agreement having a similar effect, except for agreements or arrangements with a Permitted Designee reasonably acceptable to the other Stockholders and not inconsistent with or for the purpose of evading the terms of this Agreement;

            (c) other than as is permitted by this Agreement, propose any acquisition of the Company (whether by merger, tender offer or otherwise);

            (d) except as permitted by Section 4.3, initiate or propose any stockholder proposal or make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" to vote, or seek to influence any Person with respect to the voting of, any Equity, or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange
Act) in opposition to the recommendation of the majority of the Directors with respect to any matter except (x) in response to a solicitation by a third party and (y) to facilitate a tender or exchange offer by Liberty or an Affiliate permitted under the Governance Agreement in response to a third party tender or exchange offer for more than a majority of the outstanding Common Shares, provided such third party tender or exchange offer is being recommended against by the Board;

            (e) other than as is contemplated by this Agreement, the Governance Agreement, the Investment Agreement and the Transaction Agreements, join a partnership, limited partnership, syndicate or other Group, or otherwise act in concert with any other Person (other than a Permitted Transferee or Universal or Diller), for the purpose of acquiring, holding, voting or disposing of Equity, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act; or

            (f) request that the Company or the Board amend or waive any of the provisions of this Section 3.2;

provided, that Liberty will not be deemed to be in violation of this Section 3.2 as a result of any action by Diller (including by a BDTV Entity as a result of an action by Diller) that is not within Liberty's control.

            SECTION 3.3 Voting on Certain Matters. (a) In connection with any vote or action by written consent of the stockholders of the Company relating to any matter that constitutes a Fundamental Change, subject to Section 4.2 hereof, each Stockholder agrees (and agrees to cause each member of its Stockholders Group, if applicable), with respect to any Common Shares with respect to which it or he has the power to vote (whether by proxy, the ownership of voting securities of a BDTV Entity or otherwise) (including all shares held by any BDTV Entity), to vote against (and not act by written consent to approve) such Fundamental Change (including not voting or not executing a written consent with respect to the Common Shares beneficially owned by a BDTV Entity) if any Stockholder has not consented to such Fundamental Change in accordance with the provisions of the Governance Agreement and to take or cause to be taken all other reasonable actions required, to the extent permitted by law, to prevent the taking of any action by the Company with respect to a Fundamental Change without the consent of each such Stockholder who has the right to consent to such Fundamental Change pursuant to the terms of the Governance Agreement.

            (b) Each of Liberty and Diller agrees to vote (and cause each member of its or his Stockholder Group to vote, if applicable), or act by written consent with respect to any Common Shares with respect to which it or he has the power to vote (whether by proxy, the ownership of voting securities of a BDTV Entity or otherwise) (including all shares held by any BDTV Entity) in favor of each of the designees of Universal which Universal has a right to designate pursuant to the Governance Agreement. At such time as Liberty shall be entitled to designate directors to the Board pursuant to the terms of the Governance Agreement, each of Universal and Diller agrees to vote (and cause each member of its or his Stockholders Group to vote, if applicable), or act by written consent with respect to, any Common Shares with respect to which it or he has the power to vote (whether by proxy, the ownership of voting securities of a BDTV Entity or otherwise) (including all shares held by any BDTV Entity) in favor of each of the designees of Liberty.

            (c) Upon the written request of Universal or Liberty, each Stockholder, in such Stockholder's capacity as a stockholder only, agrees to vote (and cause each member of its Stockholders Group to vote, if applicable), or act by written consent with respect to any Common Shares with respect to which it or he has the power to vote (whether by proxy, the ownership of voting securities of a BDTV Entity or otherwise) (including all shares held by any BDTV Entity) and otherwise take or cause to be taken all actions necessary to remove any Director designated by such requesting party and to elect any replacement Director designated by such party as provided in the Governance Agreement. Unless all the Stockholders otherwise agree, no Stockholder or any member of its Stockholders Group shall take any action to cause the removal of any Director designated by Universal or any Director designated by Liberty except (i) in the case of a Director designated by Universal, upon the written request of Universal, and (ii) in the case of a Director designated by Liberty, upon the written request of Liberty; provided, however, that any required approval of the FCC shall have been obtained prior to so doing.

            (d) Subject to applicable law, Universal and Diller agree that following the CEO Termination Date or such date that Diller becomes Disabled and so long as Diller beneficially owns Voting Securities representing at least 7.5% of the outstanding Voting Securities (excluding Voting Securities beneficially owned by Liberty and Universal), Diller shall vote (and cause each member of his Stockholders Group to vote, if applicable), or act by written consent with respect to any Common Shares beneficially owned by him or with respect to which he has the power to vote (whether by proxy, ownership of voting securities of a BDTV Entity or otherwise), at Universal's option exercised by written notice to Diller delivered at least 5 Business Days prior to the date of the meeting applicable to the vote or the date by which consents in writing must be delivered, either (i) in his own discretion or (ii) in the same proportion as the Public Stockholders vote their shares of Common Stock. In the event that Universal elects clause (ii) of this paragraph (d), it shall be Universal's responsibility to coordinate with the Company's tabulation agent so that Diller's vote in accordance with such clause shall be given effect. The rights and obligations of Universal and Diller under this Section 3.3(d) shall terminate when Universal is no longer entitled to designate at least two Directors. In addition to the foregoing, Diller agrees, subject to his Disability, to use his reasonable efforts to facilitate any FCC approvals required in connection with the transactions or events contemplated by the Spin-Off Agreement or this Agreement in the event of the CEO Termination Date or his Disability.

            (e) For purposes of Sections 3.3 and 3.6 and Article V of this Agreement as well as the stockholders agreement in effect as of the date hereof between Liberty and Diller, each of Liberty and Diller hereby consents and agrees to the taking of any action by any of Diller, a BDTV Entity or Liberty, which action is reasonably necessary or appropriate to approve and consummate the transactions pursuant to the Investment Agreement (other than a spin-off in accordance with Section 9.14 of the Investment Agreement) and the Transaction Agreements (and including the additional incentive compensation arrangements relating to Diller). Neither Diller nor Liberty shall enter into, or permit any material amendment to, or waiver or modification of material rights or obligations under the Investment Agreement or the Transaction Agreements (including by the Company) without the prior written consent of the other Stockholder. The consent granted by the first sentence of this paragraph is intended to be specifically limited by the foregoing sentence.

            (f) Liberty will not be deemed to be in violation of paragraphs (a),
(b) or (c) of this Section 3.3 as a result of any action by Diller (including by a BDTV Entity as a result of an action by Diller) that is not within Liberty's control.

            SECTION 3.4 Restrictions on Other Agreements. No Stockholder or any of its or his Permitted Transferees shall enter into or agree to be bound by any stockholder agreements or arrangements of any kind with any Person with respect to any Equity (including, without limitation, the deposit of any Common Shares in a voting trust or forming, joining or in any way participating in or assisting in the formation of a Group with respect to any Common Shares, other than any such Group consisting exclusively of Liberty, Universal and Diller and any of their respective Affiliates and Permitted Transferees) and no Stockholder (other than Universal or Liberty or any of their respective Permitted Transferees) or any of its or his Permitted Transferees shall enter into or agree to be bound by any agreements or arrangements of any kind with any Person to incur indebtedness for purposes of purchasing Equity (other than to exercise Options or to purchase Common Shares pursuant to Section 4.8 or 4.9 of this Agreement), except (i) for such agreements or arrangements as are now in effect or as are contemplated by the Transaction Agreements, (ii) as contemplated by or in connection with the Stock Exchange Agreement, dated May 20, 1997, between Paul

G. Allen and the Company, (iii) in connection with a proposed sale of BDTV Entity securities or Common Shares otherwise permitted hereunder or (iv) for such agreements or arrangements with a Permitted Designee reasonably acceptable to the other Stockholders and not inconsistent with or for the purpose of evading the terms of this Agreement.

            SECTION 3.5 Irrevocable Proxy of Universal. (a) Subject to paragraphs (b) and (c) below, until the earlier of the date that (x) Diller is no longer CEO or (y) Diller is Disabled, Diller shall be entitled to exercise voting authority and authority to act by written consent over all Common Shares beneficially owned by each member of the Universal Stockholder Group (the "Universal Proxy Shares") on all matters submitted to a vote of the Company's stockholders or by which the Company's stockholders may act by written consent pursuant to a conditional proxy (which proxy is irrevocable and coupled with an interest for purposes of Section 212 of the Delaware General Corporation Law) (the "Universal Proxy"); provided, that in the event that Diller is removed by the Board as CEO for any reason other than Cause, Diller shall be deemed to continue to be CEO hereunder and shall be entitled to exercise the Universal Proxy set forth herein until the earlier of (A) such time as he has abandoned efforts to cause his reinstatement as CEO and (B) the next stockholders meeting of the Company at which he had an adequate opportunity to nominate and elect his slate of directors (unless at such stockholders meeting Diller's slate of directors is elected and Diller is promptly thereafter reinstated as CEO).

            (b) Notwithstanding the foregoing, the Universal Proxy shall not be valid with respect to any of the Universal Proxy Shares in connection with any vote for (or consent to approve) any matter that is a Fundamental Change which Universal has the right to consent to pursuant to the terms of the Governance Agreement and with respect to which Universal has not consented.

            (c) The Universal Proxy shall terminate as provided for in Section 3.5(a) or, if earlier, (i) immediately upon a material breach by Diller of the terms of Section 3.3(a), the first sentence of Section 3.3(b), Section 3.3(c) (as applicable to Universal) or Section 3.5(b) of this Agreement, (ii) at such time as Diller has been convicted of, or has pleaded guilty to, any felony involving moral turpitude or (iii) at such time as Diller ceases to beneficially own 5,000,000 Common Shares with respect to which he has a pecuniary interest; provided, in the case of clauses (ii) and (iii) above, that Universal sends notice of such termination to Diller within 30 days after the event giving rise to such termination, in which case the Universal Proxy shall terminate immediately upon the receipt of such notice.

            (d) Notwithstanding anything to the contrary set forth in this Agreement, the Universal Proxy is personal to Diller and may not be assigned by Diller by operation of law or otherwise and shall not inure to Diller's successors without the prior written consent of Universal.

            SECTION 3.6 Irrevocable Proxy of Liberty. (a) Until the earlier of such time as Diller ceases to be entitled to exercise rights under this Section
3.6 pursuant to Section 6.2(c) or the Liberty Termination Date, Diller shall be entitled to exercise voting authority and authority to act by written consent over all Common Shares beneficially owned by each member of the Liberty Stockholder Group (the "Liberty Proxy Shares"), on all matters submitted to a vote of the Company's stockholders or by which the Company's stockholders may act by written consent pursuant to a conditional proxy (which proxy is irrevocable and coupled with an interest for purposes of Section 212 of the Delaware General Corporation Law) (the "Liberty Proxy"); provided, that in the event that Diller is removed by the Board as CEO for any reason other than Cause, Diller shall be deemed to continue to be CEO hereunder and shall be entitled to exercise the Liberty Proxy set forth herein until the earlier of (A) such time as he has abandoned efforts to cause his reinstatement as CEO and (B) the next stockholders meeting of the Company at which he had an adequate opportunity to nominate and elect his slate of directors (unless at such stockholders meeting Diller's slate of directors is elected and Diller is promptly thereafter reinstated as CEO).

            (b) Notwithstanding the foregoing, the Liberty Proxy shall not be valid with respect to any of the Liberty Proxy Shares in connection with any vote for (or consent to approve) any matter that is a Fundamental Change which Liberty has the right to consent to pursuant to the terms of the Governance Agreement with respect to which Liberty has not consented.

            (c) Notwithstanding the foregoing, so long as Liberty holds its Eligible Stockholder Amount and after termination of Liberty's consent right with respect to Fundamental Changes as provided in the Governance Agreement, Diller, with respect to matters that constitute Fundamental Changes, will vote the Liberty Proxy Shares in the manner directed by Liberty.

            (d) The Liberty Proxy shall terminate as provided for in Section 3.6(a) or, if earlier, (i) immediately upon a material breach by Diller of the terms of Section 3.3(a), the second sentence of Section 3.3(b), Section 3.3(c) (as applicable to Liberty) or Section 3.6(b) of this Agreement, (ii) at such time as Diller has been convicted of, or has pleaded guilty to, any felony involving moral turpitude or (iii) at such time as Diller ceases to beneficially own 5,000,000 Common Shares with respect to which he has a pecuniary interest; provided, in the case of clauses (ii) and (iii) above, that Liberty sends notice of such termination to Diller within 30 days after receiving notice of the event giving rise to such termination, in which case the Liberty Proxy shall terminate immediately upon the receipt of such notice.

            (e) Notwithstanding anything to the contrary set forth herein, the Liberty Proxy is personal to Diller and may not be assigned by Diller and shall not inure to Diller's successors without the prior written consent of Liberty.

            SECTION 3.7 Cooperation. Each Stockholder shall vote (or act or not act by written consent with respect to) all of its Common Shares (and any Common Shares with respect to which it has the power to vote (whether by proxy or otherwise) and shall, as necessary or desirable, attend all meetings in person or by proxy for purposes of obtaining a quorum, and execute all written consents in lieu of meetings, as applicable, to effectuate the provisions of this Article III.

                                   ARTICLE IV

                            TRANSFER OF COMMON SHARES

            SECTION 4.1 Restrictions on Transfer by Liberty and Diller. (a) Until the CEO Termination Date or such time as Diller becomes Disabled, subject to the other provisions of this Agreement, neither Liberty nor Diller shall Transfer or otherwise dispose of (including pledges), directly or indirectly, any Common Shares beneficially owned by its Stockholder Group other than (w) Transfers of Common Shares by Diller in order to pay taxes arising from the granting, vesting and/or exercise of the Options and/or the payment of bonuses on repayment of the Diller Note, (x) Transfers of Common Shares by Liberty to members of the Liberty Stockholder Group or by Diller to members of the Diller Stockholder Group, (y) a pledge or grant of a security interest in vested Common Shares (other than the pledge of certain Common Shares pursuant to prior arrangements between Diller and the Company) or pledges by a member of the Liberty Stockholder Group of securities of a BDTV Entity that Liberty is entitled to Transfer under (b)(iii) below in connection with bona fide indebtedness in which the pledgee of the applicable Common Shares (or securities of such BDTV Entity) agrees that, upon any default or exercise of its rights under such pledge or security arrangement, it will offer to sell the pledged Common Shares (or securities of such BDTV Entity) to the non-pledging Stockholder(s) (or its or his designee) for an amount equal to the lesser of the applicable amount of such indebtedness and the fair market value of such pledged Common Shares (or securities of such BDTV Entity), and (z) Transfers of Options or Common Shares to the Company by Diller or his Affiliates in connection with a "cashless" exercise of the Options (including Options granted to Diller on the date hereof or in the future).

            (b) Notwithstanding the restrictions contained in subsection (a) above (and in addition to the foregoing exceptions, but subject to the right of first refusal described in Section 4.9 on behalf of Diller (or his designee) with respect to Transfers by members of the Liberty Stockholder Group and to a right of first refusal on behalf of Liberty (or its designee) with respect to Transfers by members of the Diller Stockholder Group (which rights shall be assignable)): (i) following August 24, 2000 either Liberty or Diller may Transfer all or any portion of the Common Shares beneficially owned by its Stockholder Group (and, in the case of Liberty only, its entire interest in the BDTV Entities) to an unaffiliated third party, provided, however, that a Transfer by Diller to a third party or to Universal (other than in connection with the Diller Put) shall be subject to the Diller Tag-Along Right pursuant to
Section 4.7, (ii) following the CEO Termination Date or such time as Diller becomes Disabled, Diller may, Transfer all or any portion of the Common Shares held by his Stockholder Group to an unaffiliated third party, and (iii) either Liberty or Diller may Transfer any portion of the Common Shares (including, in the case of Liberty, all or a portion of a BDTV Entity interest) held by its Stockholder Group to an unaffiliated third party, provided that, (a) following such Transfer such Stockholder Group retains its Eligible Stockholder Amount of Common Shares and (b) in the case of the Transfer of an interest in or Common Shares held by a BDTV Limited Entity as of the date hereof, following such Transfer, Liberty, Diller and Universal and each of their respective Stockholder Groups collectively beneficially own the Minimum Stockholder Amount. Notwithstanding the previous sentence and the restrictions contained in paragraph (a) above and subject to the requirement, with respect to a Transfer by Liberty of an interest in or Common Shares held by a BDTV Limited Entity as of the date hereof, that the Stockholders and their respective Stockholder Groups collectively beneficially own the Minimum Stockholder Amount, either Liberty or Diller may transfer any of its Common Shares in one or more transactions that comply with the requirements of Rule 144 or 145 (as applicable) under the Securities Act.

            (c) Until August 24, 2000, Universal shall not voluntarily Transfer any Common Shares or convert any shares of Class B Common Stock into shares of Common Stock such that it directly or indirectly owns a number of Common Shares having an aggregate number of votes that is less than the number of votes represented by the Common Shares it so owns immediately following the Closing (the "Specified Votes"); provided that this restriction shall not prohibit Universal from converting any shares of Class B Common Stock into shares of Common Stock so long as, within 60 days of such conversion, Universal purchases a number of shares of Common Stock such that it directly or indirectly owns a number of Common Shares having the Specified Votes; provided, further, that this restriction shall not be applicable to a Transfer of all Common Shares that Universal beneficially owns.

            (d) With respect to any Transfer by Liberty with respect to which Diller would have a right pursuant to Section 4.9 that would result, after giving effect to such Transfer, in the Stockholders and their respective Stockholder Groups beneficially owning less than the Minimum Stockholder Amount, and with respect to which Diller does not elect to exercise his right to purchase the Liberty Common Shares proposed to be Transferred, Diller shall not fail to respond to the L/D Offer Notice or elect not to exercise his rights under such Section prior to offering Universal the opportunity to cause Diller to purchase such shares, subject to the terms and conditions described below. If Universal (or, at Universal's option, a member of its Stockholder Group) shall elect to cause Diller to purchase the Liberty Common Shares proposed to be Transferred, Universal shall loan Diller an amount of cash equal to the purchase price for the Liberty Common Shares proposed to be Transferred and Diller shall purchase such Common Shares in accordance with the terms of Section 4.9. Such loan shall be represented by a non-recourse note which shall be secured by the Liberty Common Shares to be purchased and shall contain such other terms and conditions as shall be reasonably satisfactory to Diller and Universal. Diller shall grant to Universal an option to acquire such Common Shares, exercisable at Universal's option at any time at an exercise price equal to the purchase price for such shares, which exercise price may be satisfied by the cancellation of the note referred to above and which option shall be transferable to the same extent as the Common Shares underlying the option would be transferable; provided that Universal shall not Transfer the option so long as Diller retains the Universal Proxy if it is necessary to retain such shares in order to maintain the Minimum Stockholder Amount (except that Universal may Transfer the option or the underlying Common Shares in connection with a Transfer of all Common Shares that Universal beneficially owns). Diller shall vote such shares as if they were subject to the Universal Proxy. To the extent that applicable law prohibits Universal and Diller from entering into the arrangements described above, Diller and Universal shall cooperate in good faith and use commercially reasonable efforts to enter into alternative arrangements to maintain the Minimum Stockholder Amount in a manner that provides for minimal disruption to the existing governance arrangements and fairly balances each Stockholder's interest.

            SECTION 4.2 Universal Purchase of Liberty Equity. (a) Universal, or, at Universal's option, its Permitted Designee, may elect to purchase from Liberty all (but not less than all) of Liberty's Equity (it being understood that, for purposes of this Section 4.2, Liberty's Equity shall not include the Contingent Rights) (the "Call Right") (i) prior to the CEO Termination Date or such time as Diller becomes Disabled, if (x) Diller and Universal consent to the taking of any action by the Company which would constitute a Fundamental Change described in Section 2.04(ii) of the Governance Agreement, and (y) Liberty has the right to consent to but does not consent to such Fundamental Change pursuant to the terms of the Governance Agreement (other than a merger or similar business combination between the Company and Universal or any of their respective Affiliates so long as the Liberty Stockholder Group collectively beneficially owns more than 12.5% of the outstanding Common Shares) and (ii) at any time on or after the CEO Termination Date or such time as Diller becomes Disabled. Universal may exercise the Call Right by, in the case of clause
(a)(i), requesting Diller to, and Diller shall, upon Universal's request, deliver written notice (a "Call Notice") to Liberty or, in the case of clause
(a)(ii), by delivering a Call Notice to Liberty. Such Call Notice shall state that Universal has elected to exercise its Call Right and, subject to paragraph
(e) below, shall set forth the form of consideration proposed to be used by Universal to pay the Liberty Purchase Price. Universal's right to use a Permitted Designee shall be subject to Universal's obligations under the first sentence of paragraphs (e) and (f) hereof.

            (b) In the event that the CEO Termination Date has occurred or Diller has become Disabled, Liberty may elect to require Universal or, at Universal's option, its designee, to purchase all (but not less than all) of Liberty's Equity (except for the Contingent Rights) (the "Liberty Put Right") at any time, by delivering a written notice (a "Put Notice") to Universal stating that Liberty elects to exercise the Liberty Put Right.

            (c) The purchase price (the "Liberty Purchase Price") to be paid by Universal to Liberty for Liberty's Equity pursuant to paragraph (a) or (b) above shall equal the Appraised Value (plus, in the event the closing is delayed pursuant to the second sentence of paragraph (h), accrued interest at the Reference Rate from the date that is 20 Business Days following the date of the Put Notice or the Call Notice through the date of the closing), determined as of the date of that the Call Notice or the Put Notice is delivered, and shall be payable in the form of consideration specified in paragraphs (e) or (f), as applicable, below. The "Appraised Value" shall be determined on the basis of the private market value of the Company and shall take into account Liberty's significant influence in the Company at the time of such purchase, including consent rights on Fundamental Changes pursuant to the Governance Agreement (regardless of whether such rights have terminated under Section 4.3 or clause
(e)(ii) below), entitlement to representation on the LLC Board of Directors and the Board and similar governance rights; provided that such basis shall not assume (and the Independent Investment Banking Firms described in paragraph (d) making the Appraisal will be instructed not to consider) the value of the Company in an "auction" proceeding; provided, further that the Appraised Value shall be modified to reflect any consideration received or receivable in respect of any distribution to Liberty in connection with a spin-off contemplated by
Section 9.14 of the Investment Agreement. If such payment occurs in connection with the CEO Termination Date or Diller becoming Disabled (the "Diller Departure"), the impact of the Diller Departure shall be taken into account by the Independent Investment Banking Firms.

            (d) Promptly upon receipt by Universal of the Put Notice or by Liberty of the Call Notice, each of Universal and Liberty shall select an Independent Investment Banking Firm each of which shall promptly make a determination (each such determination, an "Appraisal") of the Appraised Value of Liberty's Equity in accordance with the provisions of paragraph (c) above. If the higher of such Appraisals is less than or equal to 110% of the lower of such Appraisals, then the Appraised Value shall be equal to the average of such Appraisals. If the higher of such Appraisals is greater than 110% of the lower of such Appraisals, then a third Independent Investment Banking Firm (which shall be an Independent Investment Banking Firm that shall not have been engaged by the Company, Liberty or Universal for the three years prior to the date of such selection) shall be selected by the first two Independent Investment Banking Firms, which third Independent Investment Banking Firm shall promptly make a determination of the Appraised Value. The Appraised Value shall equal the average of the two of such three Appraisals closest in value (or if there are no such two, then of all three Appraisals).

            (e) If Universal elects to exercise its Call Right, Universal shall use its best efforts to make tax-free consideration consisting of Liquid Securities available to Liberty in a tax-free transaction; provided that Universal may provide, in lieu of Liquid Securities, Non-Liquid Securities the receipt of which constitutes tax-free consideration and that are subject to the Put Provision described in Section 4.2(f). If, notwithstanding Universal's best efforts, such a tax-free transaction is not available, (i) Universal shall not be entitled to exercise the Call Right, (ii) Liberty shall cease to have any right to consent to any action that constitutes a Fundamental Change described in Section 2.04(ii) of the Governance Agreement (other than a merger or similar business combination between the Company and Universal or any of their respective Affiliates so long as the Liberty Stockholder Group collectively beneficially owns more than 12.5% of the outstanding Common Shares) and if any such failure to consent to any such Fundamental Change (other than a Fundamental Change described in the parenthetical in clause (ii) above) triggered Universal's Call Right pursuant to clause (a)(i) of this Section 4.2, Liberty shall be deemed to have consented to the Fundamental Change, and (iii) Liberty shall be entitled to exercise the Liberty Put Right on the terms described in paragraph (b) above, notwithstanding whether or not the CEO Termination Date has occurred or Diller has become Disabled.

            (f) In the event that Universal provides Non-Liquid Securities to Liberty, Liberty may at any time or from time to time elect to require Universal (or, if Universal is not the Issuer of such securities, the Issuer) to purchase all or a portion of such Non-Liquid Securities (the "Put Provision") at any time by delivering a written notice (a "Put Provision Notice") to Universal stating that Liberty elects to exercise the Put Provision; provided that Universal shall guarantee any obligation of the Issuer hereunder but shall not be relieved of any of its obligations hereunder as a result of any Issuer being required to purchase such Non-Liquid Securities; provided, further, that in no event shall Liberty be entitled to exercise the Put Provision on more than two occasions. The purchase price (the "Non-Liquid Purchase Price") to be paid by Universal to Liberty for Liberty's Non-Liquid Securities shall equal the

Market Value, determined as of the date that the Put Provision Notice is delivered, and shall be payable in cash. The "Market Value" shall be determined on the basis of (i) if the Non-Liquid Securities are publicly traded on a national securities exchange or quoted on the Nasdaq National Market ("Publicly Traded"), the average of the daily closing prices for such securities on the principal exchanges or market on which such securities may be listed or may be traded at such time for the five trading days prior to the date of the Put Provision Notice or (ii) if the Non-Liquid Securities are not Publicly Traded, the appraised value of such securities determined in accordance with the procedures set forth in Section 4.2(d) on the basis of what a willing buyer would pay for such securities in an arm's length transaction with a willing seller, taking into account, among other factors, an appropriate minority discount. In the event that the Non-Liquid Securities are Publicly Traded and Liberty has delivered the Put Provision Notice, Universal may elect, in lieu of satisfying all or a portion of the Put Provision, to have Liberty sell the Non-Liquid Securities over a reasonable period to be mutually agreed upon by Universal and Liberty and otherwise in accordance with the Shortfall Provisions, with the term "Market Value" substituted for the term "Liberty Purchase Price" for such purposes. In the event that Universal lacks sufficient funds (or is otherwise unable) to satisfy the Put Provision, SCL agrees, subject to the existing MEI arrangements and applicable law, that so long as SCL beneficially owns, directly or indirectly, at least 66- 2/3% of the Equity of Universal (excluding any Equity beneficially owned by Liberty or its Affiliates) (the "SCL Threshhold"), SCL shall provide funds to Universal (for debt or equity securities of Universal on commercially reasonable terms) in an amount sufficient to satisfy the Non-Liquid Purchase Price or, at SCL's option, purchase from Liberty (on terms and conditions reasonably satisfactory to the parties) the applicable Non-Liquid Securities in exchange for the Non-Liquid Purchase Price; provided that if neither Universal nor SCL satisfies the Put Provision and the Issuer of the Non-Liquid Securities has outstanding a class of Publicly Traded securities, Liberty may cause the Issuer to register the Non-Liquid Securities to be sold over a reasonable period to be mutually agreed upon by Universal and Liberty and otherwise in accordance with the Shortfall Provisions, with the term "Market Value" substituted for the term "Liberty Purchase Price" for such purposes. In lieu of providing all or a portion of the cash to Universal or to Liberty, SCL may substitute a number of Liquid Securities of SCL determined in the manner set forth in paragraph 4.2(h) and subject to sale by Liberty in accordance with the Shortfall Provisions, with the term "Market Value" substituted for the term "Liberty Purchase Price" for such purposes. The obligation of SCL set forth in the preceding sentence with respect to any outstanding Non-Liquid Securities shall terminate upon 10 Business Days' notice to Liberty that SCL's beneficial ownership of the Equity of Universal will decrease below the SCL Threshhold, which notice shall include reasonable detail of the transaction which will cause such decrease.

            (g) If Liberty exercises the Liberty Put Right, Universal shall use its reasonable best efforts to make tax-free consideration consisting of Liquid Securities available to Liberty in a tax-free transaction; provided that Universal may provide, in lieu of Liquid Securities, Non-Liquid Securities that are subject to the Put Provision described in Section 4.2(f). If, notwithstanding Universal's reasonable best efforts, such consideration cannot be made available, the consideration payable in respect of the Liberty Purchase Price shall consist solely of cash ("Cash Consideration") and/or Liquid Securities in respect of which Liberty shall receive customary registration rights. If Liberty receives Liquid Securities pursuant to this paragraph (f) in connection with a taxable transaction, and, within three months of the receipt of such Liquid Securities (or within such shorter period as Liberty shall elect by giving written notice of such election to Universal pursuant to the final sentence of this paragraph (f)) (any such period, the "Sale Period"), Liberty shall sell such Liquid Securities and shall receive in consideration therefor aggregate cash proceeds on a per share basis (net of any underwriting discounts or commissions or other reasonable out-of-pocket selling expenses) (the "Net Proceeds") which, together with any Cash Consideration, are less on a per share basis than the Liberty Purchase Price, Universal shall pay to Liberty, within ten Business Days of the receipt by Universal of written notice from Liberty of the amount of such Net Proceeds, at Universal's option, an amount of cash by wire transfer of same day funds and/or additional Liquid Securities equal to the difference between (x) the Liberty Purchase Price on a per share basis and (y) the sum of the Net Proceeds and the Cash Consideration on a per share basis (such difference, the "Shortfall Amount"). Liberty shall in good faith seek to minimize the Shortfall Amount. If Universal elects to pay all or any part of the Shortfall Amount with Liquid Securities, Liberty shall have the rights with respect to such Liquid Securities set forth in the immediately preceding sentence to the extent that the Net Proceeds from the sale of such Liquid Securities within the Sale Period applicable thereto, together with any cash received in respect of the Shortfall Amount, do not equal the Shortfall Amount. If the Net Proceeds from the sale of any Liquid Securities during the applicable Sale Period (including any Liquid Securities received in respect of the Shortfall Amount) received by Liberty pursuant to this paragraph (f) are greater than the Liberty Purchase Price on a per share basis, Liberty shall promptly pay to Universal, by wire transfer of same day funds, an amount equal to the difference between the Net Proceeds and the Liberty Purchase Price. To the extent Liberty only sells a portion of the Liquid Securities during any applicable Sale Period, the provisions of this paragraph (f) with respect to Liquid Securities shall be applied on a pro rata basis to the portion of the Liquid Securities that are so sold. Notwithstanding the foregoing, Liberty shall be entitled by written notice to Universal on the date Liberty receives the Liquid Securities to terminate the Sale Period as to any or all Liquid Securities received by Liberty pursuant to this paragraph (f) in which event neither Liberty nor Universal shall have any obligation to the other under this paragraph (f) to the extent that the Net Proceeds on a per share basis from the sale of any such Liquid Securities as to which Liberty has so terminated the Sale Period is greater or less than the applicable Liberty Purchase Price on a per share basis. The provisions of this paragraph (g) (other than the first two sentences are referred to herein as the "Shortfall Provisions."

            (h) Subject to the next succeeding sentence, the closing of any purchase of Liberty's Equity pursuant to the Call Right or the Liberty Put Right shall occur no later than two Business Days following the later to occur of (i) the determination of the Appraised Value and (ii) the receipt of any necessary approvals (including, without limitation, any required approval of the stockholders of Universal or the Universal Parent Company or any applicable regulatory approvals) with respect to the purchase of Liberty's Equity or the issuance of Liquid Securities or the purchase thereof by Liberty. If Liberty exercises the Liberty Put Right or Universal exercises the Call Right during the 60-day period described in Section 2 of the Spin-Off Agreement (and Universal elects to require the Company to effect the spin-off within such period) or following Universal's election within such period to effect the spin-off but prior to the consummation of such spin-off, then, notwithstanding anything to the contrary set forth herein, Universal may delay the closing of such purchase until the earlier to occur of (i) the fourteen month anniversary of the CEO Termination Date and (ii) consummation of such spin-off. The number of Liquid Securities or publicly traded Non-Liquid Securities to be delivered to Liberty at the closing of the Call Right or the Liberty Put Right shall be determined based upon weighted average daily closing prices of such securities on the principal exchange or market on which such shares may be listed or may be traded at such time for the 60 trading days immediately prior to the second trading day prior to such closing date. For purposes of determining such weighted average market price, the closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the high and low sales prices as reported by such principal exchange or market or a similar source selected from time to time by the Company for such purpose. In the case of Non-Liquid Securities which are not Publicly Traded, the number of securities to be delivered shall be the appraised value of such securities determined in accordance with the procedures set forth in Section 4.2(d) on the basis of what a willing buyer would pay for such securities in an arm's length transaction with a willing seller, taking into account, among other factors, an appropriate minority discount

                  (i) Universal shall only be required to purchase shares of a BDTV Entity or any other Person holding Equity in connection with the exercise of the Call Right or the Liberty Put Right if such BDTV Entity or such other Person is a wholly-owned Subsidiary of Liberty (or its applicable Affiliate) and Universal receives representations and warranties, reasonably satisfactory in form and substance to Universal, that such BDTV Entity or such other Person does not own assets or liabilities other than the Equity and customary indemnities with respect thereto.

                  SECTION 4.3 Going-Private Transaction. If Universal (i) proposes to purchase all of the shares of Common Stock held by the Public Stockholders of the Company in a Permitted Business Combination, (ii) agrees to acquire all of Liberty's Equity in exchange for the Liberty Purchase Price described in Section 4.2(c) and calculated in the manner described in Section 4.2(d) and (iii) shall have used its best efforts to make tax-free consideration consisting of Liquid Securities available to pay the Liberty Purchase Price in a tax-free transaction to Liberty (provided that Universal may provide, in lieu of Liquid Securities, Non-Liquid Securities that are subject to the Put Provision described in Section 4.2(f), mutatis mutandis), then Liberty shall consent to such transaction if such transaction constitutes a Fundamental Change and shall not dissent from, abstain from voting with respect to or vote its Common Shares against the proposed transaction; provided in the event that Liberty's stock ownership were such as to qualify Liberty as a Public Stockholder, for purposes of the vote required under the definition of Permitted Business Combination, Liberty's vote shall be disregarded for the Public Stockholder vote required pursuant thereto. If, notwithstanding Universal's best efforts, such a tax-free transaction is not available, Liberty shall be permitted to retain its Equity in the Company (or the surviving entity of such Permitted Business Combination) and its rights under the Governance Agreement (other than the right described in Section 2.04(ii) thereof (other than with respect to a merger or similar business combination between the Company and Universal or any of their respective Affiliates so long as the Liberty Stockholder Group collectively beneficially owns more than 12.5% of the outstanding Common Shares)) in connection with such Permitted Business

Combination; provided that, if Liberty would beneficially own 20% or more of the outstanding Equity (such excess being the "Excess Interest")) after giving effect to such Permitted Business Combination, then Universal shall purchase, and Liberty shall sell to Universal, the Excess Interest on terms and conditions reasonably acceptable to Liberty and which shall be no less favorable to Liberty than the price paid to the Public Stockholders in such Permitted Business Combination; provided, further, that Universal shall reimburse Liberty for 50% of any actual tax liability incurred or payable (including to TCI under Liberty's tax-sharing agreement with TCI) by Liberty in connection with Universal's acquisition of the Excess Interest. To the extent that Liberty would own 20% or less of the outstanding Equity representing a greater percentage of voting power, Liberty shall convert such number of shares of Class B Common Stock into shares of Common Stock in order to reduce its voting power to an equivalent percentage of the outstanding Equity. Universal shall continue to have the rights described in Section 4.2(a) (mutatis mutandis) and Liberty shall continue to have the rights described in Section 4.2(b) (mutatis mutandis) with respect to any Equity in the Company (or such surviving entity) that is retained by Liberty following any such Permitted Business Combination and Universal's purchase of any Excess Interest; provided that Universal makes tax-free consideration consisting of Liquid Securities available to Liberty in a tax-free transaction.

                  SECTION 4.4 Diller Right to Put Shares. (a) Following the CEO Termination Date or such time as Diller becomes Disabled (each such event, a "Diller Put Event"), Diller shall have the right (the "Diller Put") to require Universal or, at Universal's option, its designee, to purchase for cash all (but not less than all) of the Common Shares beneficially owned by Diller that were acquired from the Company (other than securities of any BDTV Entity) in which he has a pecuniary interest (the "Diller Put Shares"), for the Diller Share Put Price as is specified in paragraphs (b) and (c) below. Diller may exercise the Diller Put by delivering a written notice (the "Diller Put Notice") at any time following the date of the applicable Diller Put Event (the "Diller Put Event Date") and on or prior to the first anniversary of the Diller Put Event Date to Universal stating that Diller elects to exercise the Diller Put, and upon receipt of such Diller Put Notice, Universal, or at Universal's option, its designee, shall purchase such Diller Put Shares, subject to the terms of this
Section 4.4. So long as Diller is not disadvantaged as determined in his good faith judgment, with respect to any options to be exercise by Diller in connection with his exercise of the Diller Put, Universal shall be permitted to determine whether Diller shall exercise such options through "cashless" exercise option.

                  (b) If the Diller Put Event occurs at any time prior to the fourth anniversary of the Closing, the purchase price per Diller Put Share (the "Diller Share Put Price") shall be equal to the weighted average daily closing prices of a share of the Common Stock on the Nasdaq National Market (or such principal exchange or market on which such shares may be listed or may be traded at such time) (the "Weighted Average Market Price") for the five trading days immediately following the date on which a public announcement of the Diller Put Event is made. For purposes of determining the Weighted Average Market Price, the closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the high and low sales prices as reported by the Nasdaq National Market (or such principal exchange or market) or a similar source selected from time to time by the Company for such purpose. In the event such prices are unavailable, the Weighted Average Market Price shall be the Fair Market Value of such security established by Independent Investment Banking Firms in accordance with the procedures specified in Section 4.2(d) (with Diller having the rights of Liberty in such Section, mutatis mutandis).

                  (c) If the Diller Put Event occurs at any time on or after the fourth anniversary of the Closing, the Diller Share Put Price shall be equal to
(i) if the Diller Put is exercised no later than 10 Business Days after the Diller Put Event Date, the Weighted Average Market Price for the five trading days immediately preceding public announcement of the Diller Put Event or (ii) if the Diller Put is exercised after the tenth Business Day following the Diller Put Event Date and on or prior to the first anniversary of the Diller Put Event Date, the Weighted Average Market Price for the five trading days immediately prior to the exercise of the Diller Put.

                  (d) Subject to the receipt of applicable regulatory approvals and subject to paragraph (f) below, the closing of the sale of the Diller Put Shares shall occur as soon as reasonably practicable, and in any case no later than 20 Business Days following receipt of the Diller Put Notice (such date or such later date as set forth in paragraph (f) below, the "Diller Put Closing Date"). The aggregate Diller Share Put Price shall be payable by wire transfer of same day funds to an account specified by Diller no less than two Business Days prior to the Diller Put Closing Date. Prior to the Diller Put Closing Date, Diller shall exercise any Options (whether on a cashless exercise basis or otherwise) necessary in order to deliver Common Shares to Universal (or such any other transferee pursuant to paragraph (f) below) in connection with the Diller Put. In the event of any stock split, stock dividend or similar distribution following the date of determination of the Diller Share Put Price, the Diller Share Put Price shall be appropriately adjusted.

                  (e) In the case, prior to the Diller Put Event Date, Universal or a Permitted Transferee of Universal Transfers to a Third Party Transferee (A) more than 50% of Universal's Initial Interest or (B) an amount of Equity such that (x) the percentage voting power of the Common Shares beneficially owned by the Third Party Transferee and its Affiliates after giving effect to such transaction or transactions would be greater than that beneficially owned by Universal and its Stockholder Group after giving effect to such transaction or transactions, (y) the percentage voting power of the Common Shares beneficially owned by the Third Party Transferee and its Affiliates after giving effect to such transaction or transactions would be greater than that beneficially owned by Liberty and the members of its Stockholder Group or any other stockholder and
(z) the percentage voting power of the Common Shares beneficially owned by the applicable transferee and its Affiliates after giving effect to such transaction would be greater than 15% of the voting power of the outstanding Common Shares of the Company, such Third Party Transferee shall have, and such Transfer shall be conditioned upon such Third Party Transferee expressly assuming in writing (which shall be reasonably satisfactory to Diller), the obligations of Universal set forth in Section 4.4 and Universal shall cease to have any obligations pursuant to Section 4.4. Notwithstanding the foregoing, Universal shall cease to have any obligation pursuant to Section 4.4 if, prior to the Diller Put Event Date, it ceases to beneficially own more than 10% of the Common Shares. Transfers of Common Shares by Universal or its

Permitted Transferees on or after the Diller Put Event Date shall not affect the obligations of such parties pursuant to this Section.

                  (f) In the event that regulatory restrictions prevent or could be reasonably expected to prevent Universal from acquiring Diller Put Shares at such time as Diller exercises the Diller Put, Universal and Diller each agrees as follows:

                           (i) Upon receipt of the Diller Put Notice, Universal
                  shall use its reasonable best efforts, including promptly making all required regulatory filings, so that the Diller Put can be consummated as promptly as reasonably practicable.

                           (ii) Upon receipt of the Diller Put Notice, Universal
                  shall use its best efforts to enter into an escrow arrangement (the "Escrow") (subject to applicable law and the availability of a suitable escrow agent on commercially reasonable terms and conditions) pursuant to which Diller would deposit the Diller Put Shares in an escrow account and title to the Diller Put Shares would be transferred to the escrow agent, for the benefit of Universal (provided that such shares would continue to be subject to the Universal Proxy in accordance with
                  Section 3.5). The escrow arrangements shall further provide that the Diller Put Shares shall be released to Universal, at the option of Universal, at any time and subject to applicable law, without the consent of Diller, whether for sale to a third party or otherwise. Any dividends or distributions on the Diller Put Shares from and after the time that the Diller Put Shares are deposited in the escrow account shall be similarly held for the benefit of Universal. At the time the Diller Put Shares are deposited in an escrow account, Universal shall pay to Diller the aggregate Diller Share Put Price in the manner set forth in paragraph (d) above). Diller agrees to cooperate in good faith with Universal to the extent necessary to facilitate the escrow arrangements described herein.

                           (iii) In the event that Universal is not able to
                  arrange the Escrow in accordance with clause (ii) above within 20 Business Days of the date of the Diller Put Notice (which period may be extended at Diller's option), (x) Universal shall, subject to applicable law, use its reasonable best efforts to make a non-recourse loan (the "Diller Loan Amount") to Diller in an aggregate amount not to exceed 45% of the aggregate Diller Share Put Price, which loan shall be secured by the Diller Put Shares (including any distributions with respect thereto) and which shall contain other terms and conditions subject to applicable law and otherwise reasonably satisfactory to Universal and Diller and (y) Universal shall begin to pay to Diller interest on the amount equal to the difference between the aggregate Diller Share Put Price and the Diller Loan Amount at the prime rate in effect from time to time as announced by The Chase Manhattan Bank (the "Prime Rate") which interest rate shall be increased by 100 basis points on each of the six month and one year anniversary of the date of the Diller Put Notice; provided that such interest rate shall not exceed the greater of (x) the Prime Rate and (y) 10%. Interest shall cease to accrue and become payable at any such time as Universal is able to either consummate the Escrow (including paying Diller the remainder of the Diller Share Put Price) or otherwise pays to Diller the remainder of the Diller Share Put Price. Interest shall be paid monthly, on each monthly anniversary of the date on which interest begins to accrue, with any remaining accrued interest paid at the closing. The Diller Share Put Price payable at the closing shall be reduced by the amount of any loan pursuant to this paragraph (iii).

                           (iv) To the extent that Universal is unable to
                  consummate the Diller Put within eighteen months of the date of the Diller Put Notice, Universal shall make arrangements for a financial institution to sell the Diller Put Shares to a third party, within 10 trading days following such eighteen-month period, with the net proceeds thereof to be paid to Diller; provided that if such net proceeds are less than the Diller Put Price (including any interest accrued but unpaid to the date of payment to Diller), Universal shall pay to Diller, in cash, an amount equal to such deficiency; provided, further, that if such net proceeds are greater than the Diller Put Price (including any interest accrued but unpaid to the date of payment to Diller), Diller shall pay to Universal, in cash, an amount equal to such excess.

                           (v) If the Escrow is not effected and the spin-off
                  occurs, Diller and Universal shall cooperate in good faith to enter into appropriate arrangements to ensure that the Diller Put Price reflects the value of the shares of the regulated subsidiary being spun off and any other dividend or distribution, as appropriate, without Diller taking market risk on the spun-off shares (and without having the benefit of any increase in the value of the spun-off shares). Diller and Universal will cooperate in good faith to enter into any agreement with respect to such arrangements and voting arrangements with respect to the spun-off shares prior to the Closing.

                           (vi) Diller shall in good faith cooperate with
                  Universal to consummate the Diller Put and, subject to the foregoing obligations of Universal, to provide a means of consummating the Diller Put which, to the extent reasonably practicable, would permit Universal to own and vote the Diller Put Shares to the extent permitted by law.

In connection with the foregoing, the Company agrees to cooperate in good faith with Universal in order to permit Universal to acquire beneficial ownership of the Diller Put Shares which may include, without limitation, exchanging additional LLC Shares with Universal for the Diller Put Shares or granting an option to purchase shares of Common Stock in a number equal to the number of Diller Put Shares; provided that the Company shall not be required to take any action that would or could reasonably be expected to have substantial adverse tax, accounting or financial consequences to the Company or its Subsidiaries (including the LLC)). In addition, each of Diller and the Company agree that, so long as there would not be any substantial adverse tax or accounting consequences to the

Company or Diller, at Universal's option, they will use their reasonable best efforts to transfer options to Universal in lieu of Common Shares.

                  (g) Liberty acknowledges and agrees that Transfers by Diller to Universal pursuant to this Section 4.4 shall not result in any right of first refusal by Liberty pursuant to Section 4.9.

                  SECTION 4.5 Tag-Along for Diller and Liberty for Transfers by Universal. (a) Subject to prior compliance by Universal with Section 4.8, if Universal or any members of its Stockholder Group shall desire to Transfer in one transaction or a series of related transactions either

                  (i) more than 50% of Universal's Initial Interest or

                  (ii) an amount of Equity such that (x) the percentage voting power of the Common Shares beneficially owned by the applicable transferee and its Affiliates after giving effect to such transaction or transactions would be greater than that beneficially owned by Universal and its Affiliates after giving effect to such transaction or transactions, (y) the percentage voting power of the Common Shares beneficially owned by the applicable transferee and its Affiliates after giving effect to such transaction or transactions would be greater than that held by Liberty and its Stockholder Group or any other stockholder and (z) the percentage voting power of the Common Shares beneficially owned by the applicable transferee and its Affiliates after giving effect to such transaction would be greater than 25% of the voting power of the outstanding Equity of the Company to any Person (including any Group), other than to a Person that was a Permitted Transferee of Universal prior to the occurrence of such transaction and other than pursuant to Section 4.8 to the extent that Liberty previously received a Universal Tag-Along Notice pursuant to this Section 4.5 (with respect to the transaction which gave rise to the proposed transaction pursuant to Section 4.8) and did not exercise its rights thereunder (either such transaction or series of related transactions, a "Universal Tag-Along Sale"), Universal shall give prior written notice of such intended Transfer to Liberty and Diller (each, a "Tag-Along Offeree") no later than the date on which Universal gives the Offer Notice to Diller pursuant to Section 4.8(b). Such notice (the "Universal Tag-Along Notice") shall set forth the terms and conditions of such proposed Transfer, including the name of the proposed transferee, the amount of Equity proposed to be Transferred (including the number of securities previously or proposed to be Transferred to the applicable transferee or its Affiliates in a related transaction) (the "Universal Tag-Along Shares"), the purchase price per Common Share on an equivalent basis proposed to be paid therefor and the payment terms and type of Transfer to be effectuated.

                  (b) Within 10 Business Days after delivery of the Universal Tag-Along Notice by Universal to the Tag-Along Offerees, each Tag-Along Offeree shall, by written notice to Universal, each have the opportunity and right to sell to the transferee in such proposed

Transfer (upon the same terms and conditions as Universal or the most favorable terms and conditions to Universal provided for in any one of a series of related transactions) up to that number of Common Shares beneficially owned by such Tag-Along Offeree as shall equal the product of (x) a fraction, the numerator of which is the number of Universal Tag-Along Shares and the denominator of which is the aggregate number of Common Shares beneficially owned as of the date of the Universal Tag-Along Notice by Universal and its Stockholder Group, multiplied by (y) the number of Common Shares beneficially owned by such Tag-Along Offeree and its Stockholder Group as of the date of the Universal Tag-Along Notice. In the event that the proposed transferee is unwilling to purchase all of the Common Shares that Universal, Diller and Liberty propose to Transfer hereunder, the number of Common Shares that a Stockholder, including Universal, may sell pursuant to Section 4.5(a) shall be determined by multiplying the maximum number of Common Shares that the proposed transferee of the Universal Tag-Along Shares is willing to purchase on the terms set forth in the Universal Tag-Along Notice by a fraction, the numerator of which is the number of Common Shares that such Stockholder and its Stockholder Group proposes to sell hereunder (subject to the maximum amount for each Stockholder calculated pursuant to the preceding sentence) and the denominator of which is the aggregate number of Common Shares that all Stockholders exercising rights under this Section 4.5, including Universal, and the members of their respective Stockholder Groups propose to sell hereunder.

                  (c) At the closing of any proposed Transfer in respect of which a Universal Tag-Along Notice has been delivered, each Tag-Along Offeree shall deliver, free and clear of all liens, to the proposed transferee certificates evidencing the Common Shares to be sold thereto duly endorsed with Transfer powers and shall receive in exchange therefore the consideration to be paid by the proposed transferee in respect of such Common Shares. No transferee shall be required to purchase shares of a BDTV Entity (or any form of Equity other than Common Shares) in connection with the Universal Tag-Along Sale and each of Liberty and Diller shall cooperate so that any transferor will be able to purchase directly any Common Shares held by a BDTV Entity and not the shares of any BDTV Entity.

                  (d) The Company shall cooperate with Universal and Liberty to deliver Common Shares upon exchange by Universal or Liberty or any member of their respective Stockholder Groups of LLC Shares or Exchange Shares in connection with any such Transfer.

                  (e) This Section 4.5 shall not be applicable to any Transfer pursuant to Section 4.8 to the extent that Liberty previously received a Universal Tag-Along Notice pursuant to this Section 4.5 (with respect to the transaction which gave rise to the proposed transaction pursuant to Section 4.8) and did not exercise its rights thereunder.

                  (f) No Transfer or Transfers by Universal or any member of its Stockholder Group constituting a Universal Tag-Along Sale shall be effected absent compliance with this Section 4.5.

                  SECTION 4.6 Tag-Along for Liberty for Transfers by Diller to Universal. (a) If Universal or any member of its Stockholder Group shall desire to purchase from Diller or any member of his Stockholder Group, and Diller or any member of his Stockholder Group shall desire to Transfer to Universal or any member of its Stockholder Group, any Common Shares beneficially owned by him , other than as set forth in paragraph (e) below, (a "Stockholder Tag-Along Sale"), Universal shall give not less than 10 Business Days' prior written notice to Liberty of such intended Transfer. Such notice (the "Stockholder Tag-Along Notice") shall set forth the terms and conditions of such proposed Transfer, including the number of Common Shares proposed to be Transferred (the "Stockholder Tag-Along Shares"), the purchase price per Common Share proposed to be paid therefor and the payment terms and type of Transfer to be effectuated.

                  (b) Within 10 days after delivery of the Stockholder Tag-Along Notice by Universal to Liberty, Liberty shall, by written notice to Universal, have the opportunity and right to sell to Universal or its designee in such proposed Transfer (upon the same terms and conditions as Diller) up to that number of Common Shares beneficially owned by Liberty (including Liberty's pro rata portion of any shares held by a BDTV Entity) as shall equal the product of
(x) a fraction, the numerator of which is the number of Stockholder Tag-Along Shares and the denominator of which is the aggregate number of Common Shares beneficially owned as of the date of the Stockholder Tag-Along Notice by Diller and his Stockholder Group (excluding shares held by any BDTV Entity that were not contributed by Diller), multiplied by (y) the number of Common Shares beneficially owned by Liberty and its Stockholder Group (including Liberty's pro rata portion of any shares held by a BDTV Entity) as of the date of the Stockholder Tag-Along Notice. The number of Common Shares that Diller or Liberty may sell to Universal pursuant to Section 4.6(a) shall be determined by multiplying the maximum number of Stockholder Tag-Along Shares that Universal is willing to purchase on the terms set forth in the Stockholder Tag-Along Notice by a fraction, the numerator of which is the number of Common Shares that such Stockholder and its Stockholder group proposes to sell hereunder (subject to the maximum amount for Liberty calculated pursuant to the preceding sentence) and the denominator of which is the aggregate number of Common Shares that Diller and Liberty and their respective Stockholder Groups propose to sell hereunder.

                  (c) At the closing of any proposed Transfer in respect of which a Stockholder Tag-Along Notice has been delivered, Liberty shall deliver, free and clear of all liens, to Universal certificates evidencing the Common Shares to be sold thereto duly endorsed with Transfer powers and shall receive in exchange therefore the consideration to be paid by Universal in respect of such Common Shares as described in the Stockholder Tag-Along Notice. Neither Universal nor any member of its Stockholder Group shall be required to purchase shares of a BDTV Entity in connection with the Universal Tag-Along Sale and each of Liberty and Diller shall cooperate so that any transferee will be able to purchase directly any Common Shares held by a BDTV Entity and not the shares of any BDTV Entity.

                  (d) Diller and the members of his Stockholders Group shall not effect any Transfer or Transfers constituting a Stockholder Tag-Along Sale absent compliance with this Section 4.6.

                  (e) This Section 4.6 shall not be applicable to (i) any Transfer by Diller to Universal pursuant to the exercise of the Diller Put Right, (ii) any Transfer by Diller to

Universal of an aggregate of not more than 1,000,000 Common Shares within any rolling twelve-month period (including any shares Transferred pursuant to Section 4.7(e)(i)), (iii) any Transfer by Diller to Universal in connection with
Section 4.8 to the extent that Liberty received a Diller Tag-Along Notice pursuant to Section 4.7 and did not exercise its rights thereunder, (iv) any Transfer by Diller to Universal of any Common Shares acquired by Diller from Liberty or (v) pursuant to Section 4.1(a)(w) or 4.1(a)(z).

                  SECTION 4.7 Tag-Along for Liberty for Transfers by Diller to a Third Party. (a) If Diller shall desire to Transfer to any third party other than Universal and the members of its Stockholder Group any of the Common Shares beneficially owned by him or any member of his Stockholder Group (other than as set forth in paragraph (e) below or other than as covered by Section 4.6), in one transaction or a series of related transactions (the "Diller Tag-Along Sale"), Diller shall give prior written notice to Liberty of such intended Transfer no later than the date on which Diller gives the Offer Notice to Universal pursuant to Section 4.8(b). Such notice (the "Diller Tag-Along Notice") shall set forth the terms and conditions of such proposed Transfer, including the number of Common Shares proposed to be Transferred (the "Diller Tag-Along Shares"), the purchase price per Common Share proposed to be paid therefor and the payment terms and type of Transfer to be effectuated.

                  (b) Within 10 days after delivery of the Diller Tag-Along Notice by Diller to Liberty, Liberty shall, by written notice to Diller, have the opportunity and right to sell to such third party in such proposed Transfer (upon the same terms and conditions as Diller) up to that number of Common Shares beneficially owned by Liberty (including Liberty's pro rata portion of any shares held by a BDTV Entity) as shall equal the product of (x) a fraction, the numerator of which is the number of Diller Tag-Along Shares and the denominator of which is the aggregate number of Common Shares beneficially owned as of the date of the Diller Tag-Along Notice by Diller and his Affiliates (excluding shares held by any BDTV Entity that were not contributed by Diller), multiplied by (y) the number of Common Shares beneficially owned by Liberty (including Liberty's pro rata portion of any shares held by a BDTV Entity) as of the date of the Diller Tag-Along Notice. The number of Common Shares that Diller or Liberty may sell to a third party pursuant to Section 4.7(a) shall be determined by multiplying the maximum number of Diller Tag-Along Shares that such third party is willing to purchase on the terms set forth in the Diller Tag-Along Notice by a fraction, the numerator of which is the number of Common Shares that such Stockholder proposes to sell hereunder (subject to the maximum amount for Liberty calculated pursuant to the preceding sentence) and the denominator of which is the aggregate number of Common Shares that Diller and Liberty propose to sell hereunder.

                  (c) At the closing of any proposed Transfer in respect of which a Diller Tag-Along Notice has been delivered, Liberty shall deliver, free and clear of all liens, to such third party certificates evidencing the Common Shares to be sold thereto duly endorsed with Transfer powers and shall receive in exchange therefore the consideration to be paid by such third party in respect of such Common Shares as described in the Diller Tag-Along Notice. No transferee shall be required to purchase shares of a BDTV Entity in connection with the Diller Tag-Along Sale and each of Liberty and Diller shall cooperate so that any transferee will be able to purchase directly any Common Shares held by a BDTV Entity and not the shares of any BDTV Entity.

                  (d) Diller and the members of his Stockholders Group shall not effect any Transfer or Transfers constituting a Diller Tag-Along Sale absent compliance with this Section 4.7.

                  (e) This Section 4.7 shall not be applicable to the Transfer by Diller or any member of his Stockholder Group (i) of an aggregate of not more than 1,000,000 Common Shares within any rolling twelve-month period (including any shares Transferred pursuant to Section 4.6(e)(ii)), (ii) pursuant to Section 4.1(a)(w) or 4.1(a)(z), (iii) in a Market Sale or (iv) following such time as Diller is no longer CEO other than any Transfer made in connection with Diller ceasing to be CEO.

                  SECTION 4.8 Right of First Refusal between Universal and Diller. (a) Any Transfer of Common Shares by Universal or Diller or members of each of their respective Stockholder Groups (the "Transferring Party") will be subject to the right of first refusal provisions of this Section 4.8 other than a Transfer (i) between Universal and any member of the Universal Stockholder Group or between members of the Universal Stockholder Group, (ii) by Diller permitted by Section 4.1(a) hereof, (iii) in connection with any Market Sale (other than any Market Sale (a "Covered Market Sale") involving the Transfer of 250,000 or more Common Shares in any rolling twelve month period) or (iv) a Transfer of an aggregate of not more than 1,000,000 Common Shares within any rolling twelve-month period (including any shares Transferred pursuant to Section 4.6(e)(ii) and Section 4.7(e)(i).

                  (b) Prior to effecting any Transfer described in Section 4.8(a), the Transferring Party shall deliver a written notice (the "Offer Notice") to Diller, if the Transferring Party is Universal or an Affiliate thereof, or to Universal, if the Transferring Party is Diller or an Affiliate thereof (the recipient of such notice, the "Other Stockholder"), which Offer Notice shall specify (i) the Person to whom the Transferring Party proposes to make such Transfer or the proposed manner of Transfer in the case of a public offering or a Covered Market Sale, (ii) the number or amount and description of the Common Shares to be Transferred, (iii) except in the case of a public offering or a Covered Market Sale, the Offer Price (as defined below), and (iv) all other material terms and conditions of the proposed Transfer, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, and which Offer Notice shall be accompanied by any written offer from the prospective transferee to purchase such Common Shares, if available and permitted pursuant to the terms thereof. The Offer Notice shall constitute an irrevocable offer to the Other Stockholder or its designee, for the period of time described below, to purchase all (but not less than all) of such Common Shares upon the same terms specified in the Offer Notice, subject to
Section 4.8(g) and as otherwise set forth in this Section 4.8. The Other Stockholder may elect to purchase all (but not less than all) of the Common Shares at the Offer Price (or, if the Offer Price includes property other than cash, the equivalent in cash of such property as determined in accordance with
Section 4.8(g)) and upon the other terms and conditions specified in the Offer Notice.

                  (c) For purposes of this Section 4.8, "Offer Price" shall be defined to mean on a per share or other amount of Common Shares basis (i) in the case of a third party tender offer or exchange offer, the tender offer or exchange offer price per Common Share taking into account any provisions thereof with respect to proration and any proposed second step or "back-end" transaction, (ii) in the case of a public offering or a Covered Market Sale, the Current Market Value per Common Share as of the date the election notice of the Other Stockholder hereinafter described is delivered and (iii) in the case of a privately-negotiated transaction, the proposed sale price per Common Share.

                  (d) If the Other Stockholder elects to purchase the offered Common Shares, it shall give notice to the Transferring Party within 10 Business Days of its receipt of the Offer Notice of its election (or in the case of a third party tender offer or exchange offer, not later than five Business Days prior to the expiration date of such offer, provided that all conditions to such offer (other than with respect to the number of Common Shares tendered) shall have been satisfied or waived and the Offer Notice shall have been provided at least ten Business Days prior to the expiration date of such offer), which shall constitute a binding obligation, subject to standard terms and conditions for a stock purchase contract between two significant stockholders of an issuer (provided that the Transferring Party shall not be required to make any representations or warranties regarding the business of the Company), to purchase the offered Common Shares, which notice shall include the date set for the closing of such purchase, which date shall be no later than 20 Business Days following the delivery of such election notice, or, if later, five Business Days after receipt of all required regulatory approvals; provided that the closing shall only be delayed pending receipt of required regulatory approvals if (i) the Other Stockholder is using reasonable efforts to obtain the required regulatory approvals, (ii) there is a reasonable prospect of receiving such regulatory approvals and (iii) if such closing is delayed more than 90 days after the date of the Other Stockholder's notice of election to purchase, then the Other Stockholder agrees to pay interest at the Reference Rate to the Transferring Party from such date to the closing date. Notwithstanding the foregoing, such time periods shall not be deemed to commence with respect to any purported notice that does not comply in all material respects with the requirements of this Section 4.8(d). The Other Stockholder may assign its rights to purchase under this Section 4.8 to any Person who is a Permitted Designee.

                  (e) Subject to Section 4.8(f) in the case of a Covered Market Sale, if the Other Stockholder does not respond to the Offer Notice within the required response time period or elects not to purchase the offered Common Shares, the Transferring Party shall be free to complete the proposed Transfer (to the same proposed transferee, in the case of privately- negotiated transaction) on terms no less favorable to the Transferring Party or its Affiliate, as the case may be, than those set forth in the Offer Notice, provided that (x) such Transfer is closed within (I) 90 days after the latest of
(A) the expiration of the foregoing required response time periods, or (B) the receipt by the Transferring Party of the foregoing election notice or, in the case of (A) or (B), if later, five Business Days following receipt of all required regulatory approvals; provided that the closing shall only be delayed pending receipt of required regulatory approvals if (i) the Transferring Stockholder is using reasonable efforts to obtain the required regulatory approvals and (ii) there is a reasonable prospect of receiving such regulatory approvals or, (II) in the case of a public offering, within 20 days of the declaration by the Commission of the effectiveness of a registration statement filed with the Commission pursuant to this Agreement, and (y) the price at which the Common Shares are transferred must be equal to or higher than the Offer Price (except in the case of a public offering, in which case the price at which the Common Shares are sold (before deducting such approvals underwriting discounts and commissions) shall be equal to at least 90% of the Offer Price).

                  (f) If the Other Stockholder does not respond to the Offer Notice with respect to a Covered Market Sale within the required response time period or elects not to purchase the offered Common Shares, the Transferring Party shall be free to complete the proposed Covered Market Sale in one or more transactions during the 90-day period commencing on the latest of (i) the expiration of the required response time period described in Section 4.8(d) or
(ii) receipt by the Transferring Party of the election notice described in
Section 4.8(d), provided that the price at which each Common Share is transferred (excluding brokerage commissions) shall be at least equal to 90% of the Offer Price.

                  (g) If (i) the consideration specified in the Offer Notice consists of, or includes, consideration other than cash or a publicly traded security for which a closing market price is published for each Business Day, or
(ii) any property other than Common Shares is proposed to be transferred in connection with the transaction to which the Offer Notice relates, then the price payable by the Other Stockholder under this Section 4.8 for the Common Shares being transferred shall be equal to the Fair Market Value of such consideration which shall be determined in the manner set forth in Section 4.2(d) (with Diller or Universal having the rights of Liberty in such Section, mutatis mutandis). Notwithstanding anything to the contrary contained in this
Section 4.8, the time periods applicable to an election by the Other Stockholder to purchase the offered securities set forth in Section 4.8(a) shall not be deemed to commence until the Fair Market Value has been determined, provided that, in the case of a third party tender offer or exchange offer, in no event shall any such election be permitted later than five Business Days prior to the latest time by which Common Shares shall be tendered in order to be accepted pursuant to such offer or to qualify for any proration applicable to such offer if all conditions to such offer (other than the number of shares tendered) have been satisfied or waived. Each of Diller and Universal agrees to use its best efforts to cause the Fair Market Value to be determined as promptly as practicable but in no event later than 10 Business Days after the receipt by the Other Stockholder of the Offer Notice.

                  (h) Liberty acknowledges and agrees that Transfers by Diller to Universal pursuant to this Section 4.8 shall not result in any right of first refusal by Liberty pursuant to Section 4.9.

                  SECTION 4.9 Right of First Refusal between Liberty and Diller.
(a) Any Transfer of Common Shares by a member of the Liberty Stockholder Group or a member of the Diller Stockholder Group (the "L/D Transferring Party") will be subject to the right of first refusal provisions of this Section 4.9, other than a Transfer by a member of the Liberty Stockholder Group or the Diller Stockholder Group permitted by Section 4.1(a) hereof, a Transfer by Liberty pursuant to Section 4.2, 4.3, 4.5 hereof, a Transfer by Diller with respect to which Liberty has a right pursuant to Section 4.6, a Transfer that is a sale described in Sections 4.6(e)(ii) and 4.7(e)(i) or a Market Sale that is not a Covered Market Sale.

                  (b) Prior to effecting any Transfer referred to in Section 4.9(a), the L/D Transferring Party shall deliver written notice (the "L/D Offer Notice") to Diller, if the L/D Transferring Party is a member of the Liberty Stockholder Group, or to Liberty, if the L/D Transferring Party is a member of the Diller Stockholder Group (the recipient of such notice, the "L/D Other Party"), which Offer Notice shall specify (i) the Person to whom the L/D Transferring Party proposes to make such Transfer or the proposed manner of Transfer in the case of a public offering or a Covered Market Sale, (ii) the number or amount and description of the Common Shares to be Transferred, (iii) except in the case of a public offering or a Covered Market Sale, the L/D Offer Price (as defined below), and (iv) all other material terms and conditions of the proposed Transfer, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, and which Offer Notice shall be accompanied by any written offer from the prospective transferee to purchase such Common Shares, if available and permitted pursuant to the terms thereof. The L/D Offer Notice shall constitute an irrevocable offer to the L/D Other Party, for the period of time described below, to purchase all (but not less than all) of such Common Shares.

                  (c) For purposes of this Section 4.9, "L/D Offer Price" shall mean the purchase price per Common Share to be paid to the L/D Transferring Party in the proposed transaction (as it may be adjusted in order to determine the net economic value thereof). In the event that the consideration payable to the L/D Transferring Party in a proposed transaction consists of securities, the purchase price per share shall equal the fair market value of such securities divided by the number of Common Shares to be Transferred. Such fair market value shall be the market price of any publicly traded security and, if such security is not publicly traded, the fair market value shall be equal to the appraised value (calculated in accordance with the method described in Section 4.2(d)) of such security.

                  (d) If the L/D Other Party elects to purchase the offered Common Shares, it shall give notice to the L/D Transferring Party within ten Business Days after receipt of the L/D Offer Notice of its election (or in the case of a third party tender offer or exchange offer, not later than five Business Days prior to the expiration date of such offer, provided that all conditions to such offer (other than with respect to the number of Common Shares tendered) shall have been satisfied or waived and the L/D Offer Notice shall have been provided at least ten Business Days prior to the expiration date of such offer), which shall constitute a binding obligation, subject to standard terms and conditions for a stock purchase contract between two significant stockholders of an issuer (provided that the L/D Transferring Party shall not be required to make any representations or warranties regarding the business of the Company), to purchase the offered Common Shares, which notice shall include the date set for the closing of such purchase, which date shall be no later than 20 Business Days following the delivery of such election notice, or, if later, five Business Days after receipt of all required regulatory approvals; provided that the closing shall only be delayed pending receipt of required regulatory approvals if (i) the L/D Other Party is using reasonable efforts to obtain the required regulatory approvals, (ii) there is a reasonable prospect of receiving such regulatory approvals and (iii) if such closing is delayed more than 90 days after the date of the L/D Other Party's notice of election to purchase, then the L/D Other Party agrees to pay interest at the Reference Rate to the L/D Transferring Party from such date to the closing date. Notwithstanding the foregoing, such time periods shall not be deemed to commence with respect to any purported notice that does not comply in all material respects with the requirements of this
Section 4.9(d). Liberty and Diller may assign their respective rights to purchase under this Section 4.9 to any Person who is a Permitted Designee.

                  (e) Subject to Section 4.9(f) in the case of a Covered Market Sale, if the L/D Other Stockholder does not respond to the L/D Offer Notice within the required response time period or elects not to purchase the offered Common Shares, the L/D Transferring Party shall be free to complete the proposed Transfer (to the same proposed transferee, in the case of a privately-negotiated transaction) on terms no less favorable to the L/D Transferring Party or its Affiliate, as the case may be, than those set forth in the L/D Offer Notice, provided that (x) such Transfer is closed within (I) 90 days after the latest of
(A) the expiration of the foregoing required response time periods, or (B) the receipt by the L/D Transferring Party of the foregoing election notice or, in the case of (A) or (B), if later, five Business Days following receipt of all required regulatory approvals; provided that the closing shall only be delayed pending receipt of required regulatory approvals if (i) the L/D Transferring Stockholder is using reasonable efforts to obtain the required regulatory approvals and (ii) there is a reasonable prospect of receiving such regulatory approvals, or (II) in the case of a public offering, within 20 days of the declaration by the Commission of the effectiveness of a registration statement filed with the Commission pursuant to this Agreement, and (y) the price at which the Common Shares are transferred must be equal to or higher than the L/D Offer Price (except in the case of a public offering, in which case the price at which the Common Shares are sold (before deducting underwriting discounts and commissions) shall be equal to at least 90% of the L/D Offer Price).

                  (f) If the L/D Other Stockholder does not respond to the L/D Offer Notice with respect to a Covered Market Sale within the required response time period or elects not to purchase the offered Common Shares, the L/D Transferring Party shall be free to complete the proposed Covered Market Sale in one or more transactions during the 90-day period commencing on the latest of
(i) the expiration of the required response time period described in Section 4.9(d) or (ii) receipt by the L/D Transferring Party of the election notice described in Section 4.9(d), provided that the price at which each Common Share is transferred (excluding brokerage commissions) shall be at least equal to 90% of the L/D Offer Price.

                  (g) If the L/D Other Party elects to exercise its right of first refusal under this Section 4.9, the L/D Other Party shall pay the L/D Offer Price in cash (by wire transfer of immediately available funds) or by the delivery of marketable securities having an aggregate fair market value equal to the L/D Offer Price, provided, that if the securities to be so delivered by the L/D Other Party would not, in the L/D Transferring Party's possession, have at least the same general degree of liquidity as the securities the L/D Transferring Party was to receive in such proposed transaction (determined by reference to the L/D Transferring Party's ability to dispose of such securities (including, without limitation, the trading volume of such securities and the L/D Other Party's percentage ownership of the issuer of such securities)), then the L/D Other Party shall be required to deliver securities having an appraised value (calculated in accordance with the method described in Section 4.2(d)) equal to the L/D Offer Price. If the L/D Other Party delivers securities in payment of the L/D Offer Price, it will cause the issuer of such securities to provide the L/D Transferring Party with customary registration rights related thereto (if, in the other transaction, the L/D Transferring Party would have received cash, cash equivalents, registered securities or registration rights). Each of Diller and Liberty agrees to use his or its commercially reasonable efforts (but not to expend any money) to preserve for the other Stockholder, to the extent possible, the tax benefits available to it in such proposed transaction, and to otherwise seek to structure such transaction in the most tax efficient method available. Notwithstanding the foregoing, if Diller pays the L/D Offer Price in securities, such securities must be securities that Liberty is permitted to own under applicable FCC Regulations.

                  (h) Notwithstanding anything to the contrary contained in this
Section 4.9, the time periods applicable to an election by the L/D Other Party to purchase the offered securities shall not be deemed to commence until the fair market value has been determined, provided that, in the case of a third party tender offer or exchange offer, in no event shall any such election be permitted later than five Business Days prior to the latest time by which Common Shares shall be tendered in such offer if all conditions to such offer (other than the number of shares tendered) have been satisfied or waived. Each of Diller and Liberty agrees to use his and its best efforts to cause the fair market value to be determined as promptly as practicable, but in no event later than ten Business Days after the receipt by the L/D Other Stockholder of the L/D Offer Notice.

                  SECTION 4.10 Right of First Refusal of Universal. (a) Subject to the right of first refusal of Diller pursuant to Section 4.9, any direct or indirect Transfer of Common Shares by a member of the Liberty Stockholder Group prior to August 24, 2000 with respect to which Diller would have a right of first refusal pursuant to Section 4.9 will be subject to a right of first refusal by Universal on the same terms and conditions as are applicable to Diller pursuant to Section 4.9, mutatis mutandis.

                  (b) Universal acknowledges and agrees that its right of first refusal pursuant to this Section 4.10 is subject to the right of first refusal by Diller pursuant to Section 4.9.

                  (c) This Section 4.10 shall only be applicable to the initial Transfer by Liberty of a number of Common Shares having an aggregate number of votes equal to the Specified Votes.

                  SECTION 4.11 Transfers of Class B Shares. (a) Subject to the rights of first refusal pursuant to Sections 4.8, 4.9 and 4.10 and subject to paragraph (c) below, in the event that any Stockholder (the "Transferring Stockholder") proposes to Transfer any shares of Class B Common Stock, such Stockholder shall send a written notice (which obligation may be satisfied by the delivery of the applicable Offer Notice) (the "Exchange Notice") to each other Stockholder (the "Non-Transferring Stockholders"), that such Transferring Stockholder intends to Transfer shares of Class B Common Stock, including the number of such shares proposed to be Transferred. Each Non-Transferring Stockholder shall give notice to the Transferring Stockholder within 20 days of its receipt of the Exchange Notice of its desire to exchange some or all of such shares of Class B Common Stock proposed to be Transferred for an equivalent number of shares of Common Stock. If each of the Non-Transferring Stockholders desires to exchange some or all of such shares and to the extent that such shares are not otherwise Transferred to any Stockholder (or its Permitted Designee) pursuant to Section 4.8, 4.9 or 4.10, such shares of Class B Common Stock shall be exchanged (i) if the Transferring Stockholder is other than Diller, first with Diller (to the extent he elects to exchange), second, with respect to any remaining shares, with Universal (to the extent that Universal elects to exchange) (if Universal is not the Transferring Stockholder) and third, with Liberty and (ii) if the Transferring Stockholder is Diller, then with Universal (to the extent that Universal elects to exchange), with any remaining shares of Class B Common Stock exchanged with Liberty (to the extent that Liberty elects to exchange). Except to the extent necessary to avoid liability under Section 16(b) of the Exchange Act and subject to applicable law, any such exchange shall be consummated immediately prior to the consummation of any such Transfer.

                  (b) If any shares of Class B Common Stock proposed to be Transferred are not exchanged pursuant to the provisions of paragraph (a) above, prior to any such Transfer, the Transferring Stockholder shall convert, or cause to be converted, such shares of Class B Common Stock into shares of Common Stock (or such other securities of the Company into which such shares are then convertible).

                  (c) The provisions of Section 4.11(a) and 4.11(b) shall not be applicable to any Transfers (i) to a member of such Stockholder's Stockholder Group, (ii) by Universal to a Permitted Designee of Universal; provided that (x) Universal and all members of its Stockholder Group were precluded by FCC Regulations from purchasing the shares purchased by such Permitted Designee and
(y) such Permitted Designee is reasonably satisfactory to Diller, (iii) pursuant to a pledge or grant of a security interest in compliance with clause (y) of
Section 4.1(a), (iv) from one Stockholder or its Stockholder Group to the other Stockholder or its Stockholder Group subject to the terms of this Agreement, (v) any sale by Universal that would constitute a Universal Tag-Along Sale, (vi) any sale by Liberty in connection with a Universal Tag-Along Sale or following the Standstill Termination Date or (vii) by Universal following the CEO Termination Date.

                  SECTION 4.12 Transferees. (a) Any Permitted Transferee or Permitted Designee of a Stockholder shall be subject to the terms and conditions of this Agreement as if such Permitted Transferee or Permitted Designee were Universal (if Universal or a Permitted Transferee of Universal is the transferor), Liberty (if Liberty or a Permitted Transferee of Liberty is the transferor) or Diller (if Diller or a Permitted Transferee of Diller is the transferor). Prior to the initial acquisition of beneficial ownership of any Common Shares by any Permitted Transferee (or a Permitted Designee), and as a condition thereto, each Stockholder agrees (i) to cause its respective Permitted Transferees or Permitted Designees to agree in writing with the other parties hereto to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (ii) that such Stockholder shall remain directly liable for the performance by its respective Permitted Transferees or Permitted Designees of all obligations of such Permitted Transferees or Permitted Designees under this Agreement. Except as otherwise contemplated by this Agreement (i) each of

Universal, Diller and Liberty agrees not to cause or permit any of its respective Permitted Transferees to cease to qualify as a member of such Stockholder's Stockholders Group so long as such Permitted Transferee beneficially owns any Common Shares, and if any such Permitted Transferee shall cease to be so qualified, such Permitted Transferee shall automatically upon the occurrence of such event cease to be a "Permitted Transferee" for any purpose under this Agreement and (ii) each Stockholder agrees not to Transfer any Common Shares to any Affiliate other than a Permitted Transferee of such Stockholder.

                  (b) No Third Party Transferee shall have any rights or obligations under this Agreement, except:

                           (i) in the case of a Third Party Transferee of
                  Liberty (or any member of the Liberty Stockholder Group) who acquires shares of Common Stock and who (together with its Affiliates) would not be a Public Stockholder if at such time Universal proposed a Permitted Business Combination (provided that for purposes of this clause, the percentage referred to in the definition of Public Stockholder shall be 15% in lieu of 10%), such Third Party Transferee shall be subject to the obligations of Liberty (but subject to the other terms and conditions of this Agreement) pursuant to Article II (but only for 18 months following the acquisition of such shares),
                  Section 3.2 (but only for 18 months following the acquisition of such shares), Section 3.3(a) (but shall not have the right to consent to any Fundamental Changes), the first sentence of
                  Section 3.3(b), Section 3.3(c), Section 3.7, as applicable, this Section 4.12 and Article VI; provided that notwithstanding any time periods set forth above, such Third Party Transferee shall only be subject to such obligations for so long as it would not be a Public Stockholder determined in the manner set forth above;

                           (ii) in the case of a Third Party Transferee of
                  Universal (or any member of the Universal Stockholder Group) who (together with its Affiliates) upon consummation of any Transfer would not be a Public Stockholder if at such time Universal proposed a Permitted Business Combination (provided that for purposes of this clause, the percentage referred to in the definition of Public Stockholder shall be 15% in lieu of 10%), such Third Party Transferee shall be subject to the obligations of Universal (but subject to the other terms and conditions of this Agreement) pursuant to Section 3.3(a) (but shall not have the right to consent to any Fundamental Changes), Section 3.3(c), Section 3.4 (but only for 18 months following the acquisition of such shares), Section 3.7,
                  Section 4.4 (to the extent provided in Section 4.4(f), this Section 4.12 and Article VI; provided that notwithstanding any time periods set forth above, such Third Party Transferee shall only be subject to such obligations for so long as it would not be a Public Stockholder determined in the manner set forth above; and

                           (iii) in the case of a Third Party Transferee of
                  Diller (or any member of the Diller Stockholder Group) who (together with its Affiliates) upon consummation of any Transfer would not be a Public Stockholder if at such time Universal proposed a Permitted Business Combination (provided that for purposes of this clause, the percentage referred to in the definition of Public Stockholder shall be 15% in lieu of 10%), such Third Party Transferee shall be subject to the obligations of Diller (but subject to the other terms and conditions of this Agreement) pursuant to Section 3.3(a) (but shall not have the right to consent to any Fundamental Changes), the first sentence of Section 3.3(b),
                  Section 3.3(c), Section 3.7, this Section 4.12 and Article VI and the obligations under Article II as if Diller had the obligations of Liberty under such Article (but only for 18 months following the acquisition of such shares) and the obligations under Section 3.2 as if Diller had the obligations of Liberty under such Section (but only for 18 months following the acquisition of such shares); provided that notwithstanding any time periods set forth above, such Third Party Transferee shall only be subject to such obligations for so long as it would not be a Public Stockholder determined in the manner set forth above.

                  (c) Prior to the consummation of a Transfer described in
Section 4.12(b) to the extent rights and obligations are to be assigned, and as a condition thereto, the applicable Third Party Transferee shall agree in writing with the other parties hereto to be bound by the terms and conditions of this Agreement to the extent described in Section 4.12(b). To the extent the Third Party Transferee is not an "ultimate parent entity" (as defined in the HSR
Act), the ultimate parent entity of such Third Party Transferee shall agree in writing to be directly liable for the performance of the Third Party Transferee to the same extent Universal or Liberty would be liable for their respective Permitted Transferees.

                  SECTION 4.13 Notice of Transfer. To the extent any Stockholder and its Permitted Transferees shall Transfer any Common Shares, such Stockholder shall, within three Business Days following consummation of such Transfer, deliver notice thereof to the Company and the other Stockholders, provided, however, that no such notice shall be required to be delivered unless the aggregate Common Shares transferred by such Stockholder and its Permitted Transferees since the date of the last notice delivered by such Stockholder pursuant to this Section 4.13 exceeds 1% of the outstanding Common Shares.

                  SECTION 4.14 Compliance with Transfer Provisions. Any Transfer or attempted Transfer of Common Shares in violation of any provision of this Agreement shall be void.

                                    ARTICLE V

                            BDTV ENTITY ARRANGEMENTS

                  SECTION 5.1 Management. The business and affairs of each BDTV Entity will be managed by a Board of Directors elected by the holders of a majority of the voting equity interests in such BDTV Entity. Notwithstanding the foregoing, the taking of any action by a BDTV Entity with respect to (i) to the extent permitted by applicable law, any Fundamental Change (as applied to such BDTV Entity, mutatis mutandis) or (ii) any acquisition or disposition (including pledges) of any Common Shares held by such BDTV

Entity, in either case, will require the unanimous approval of the holders of all voting and non-voting equity interests in such BDTV Entity.

                  SECTION 5.2 Treatment of Contingent Shares and Exchange Shares. If as a result of any issuance of shares of Class B Common Stock to Liberty HSN pursuant to its Contingent Right, Liberty HSN would otherwise Own (for purpose of the FCC Regulations) Common Shares (other than any such shares held by a BDTV Limited Entity or, to the extent Liberty HSN is not deemed to have an "attributable interest" therein, a BDTV Unrestricted Entity) which would represent an "attributable interest" in the Company under applicable FCC Regulations, (i) Liberty HSN will contribute to a newly-formed BDTV Unrestricted Entity all such Contingent Shares in exchange for non-voting equity securities of such BDTV Entity (in an amount based on the market price of the Common Stock as of the date of such contribution) and (ii) Diller will contribute to such BDTV Unrestricted Entity a number of whole shares of Common Stock equal to (A) $100, divided by (B) the market price of the Common Stock as of the date of such contribution, rounded up to the nearest whole number.

                  In the event that a holder of Exchange Securities would be entitled to hold directly shares of Class B Common Stock issuable upon an exchange of shares of Liberty Surviving Class B Stock but for the limitation imposed by the FCC Regulations relating to a person's aggregate voting power in the Company, and if such person would, under the FCC Regulations, be permitted to hold directly a number of shares of Common Stock equal to the number of shares of Class B Common Stock so issuable, then in connection with such exchange, such holder will be required to offer to exchange such shares of Class B Common Stock so receivable by it for Class B Common Stock owned by the Diller Stockholder Group and, if Diller does not accept such offer to exchange, or if such exchange with the Diller Stockholder Group cannot be accomplished on a tax-free basis (and the exchange of such Exchange Securities for Common Shares would not otherwise be taxable), then such holder shall be entitled to exchange such Exchange Securities for shares of Class B Common Stock and thereafter convert such shares of Class B Common Stock into shares of Common Stock.

                  Nothing in this Agreement shall obligate Liberty HSN to contribute any Common Shares received pursuant to the Investment Agreement, the Holder Exchange Agreement or upon exchange or other conversion of LLC Shares pursuant to the Investment Agreement to a BDTV Entity.

                  SECTION 5.3 Changes to BDTV Structures. Liberty and Diller agree, subject to applicable law and FCC Regulations, to take such actions as may be reasonably necessary, including but not limited to amending the certificate of incorporation of the BDTV Entities, in order to provide Liberty with the ability to transfer, directly or indirectly, such amounts of Common Shares Liberty is permitted to sell pursuant to Section 4.1(b)(iii).

                  SECTION 5.4 Transfers of BDTV Interests. Except as otherwise specifically provided in this Agreement (including Section 4.1(b)), no transfers or other dispositions (including pledges), directly or indirectly, of any interest in (a) any BDTV Limited Entity by Liberty or (b) any BDTV Entity by Diller will be permitted without the consent of the other; provided, that (i) Liberty shall be entitled to transfer all or part of its interest in a BDTV

Entity to members of the Liberty Stockholder Group, (ii) at such time Liberty becomes the owner of any voting securities of any BDTV Limited Entity, such BDTV Limited Entity shall be deemed to be a BDTV Unrestricted Entity, and (iii) in connection with any sale by Universal or Diller entitling Liberty to a right pursuant to Section 4.5, 4.6 or 4.7, an exercise of the Liberty Put Right or the Call Right by Universal, to the extent Liberty elects to exercise its right pursuant to such Section or is otherwise selling Common Shares to Universal pursuant to Section 4.2, Liberty and Diller shall take such reasonable action as may be required in order for such interest in a BDTV Limited Entity to be sold in any such transaction. Without the prior written consent of Liberty, Diller shall not Transfer any interest in a BDTV Entity (other than to Liberty or, subject to Liberty's reasonable consent, a member of the Diller Stockholder Group).

                  For purposes of determining whether Liberty is permitted to transfer the Common Shares held by a BDTV Unrestricted Entity, (i) such BDTV Unrestricted Entity shall be deemed to be a member of the Liberty Stockholder Group and the restrictions on transfers of interests in BDTV Entities shall not apply to Liberty (subject, however, to the other restrictions on transfer of Common Shares set forth herein, including the Right of First Refusal) and (ii) in connection with any proposed sale by Liberty HSN of the Common Shares held by a BDTV Entity (or its equity interest in such BDTV Entity), Liberty shall be entitled to purchase Diller's entire interest in such BDTV Entity for an amount in cash equal to the Diller Interest Purchase Price (formerly the "Dodgers Interest Purchase Price") or, at its election, require Diller to sell his interest in such BDTV Entity to any such transferee for a pro rata portion of the consideration to be paid by the applicable transferee in such transaction.

                  At such time as (i) the CEO Termination Date has occurred or Diller becomes Disabled or (ii) the Diller Stockholder Group ceases to own its Eligible Stockholder Amount of Common Shares, Diller shall be required to sell his entire interest in the BDTV Entities to Liberty (or Liberty's designee) at a price equal to the Diller Interest Purchase Price.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.1 Conflicting Agreements. Each of the Stockholders and the Company represents and warrants that such party has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

                  SECTION 6.2 Duration of Agreement. Except as otherwise provided in this Agreement, the rights and obligations of a Stockholder under this Agreement shall terminate as follows:

                  (a) Universal shall cease to be entitled to exercise any rights and shall cease to have any obligations under this Agreement as of the date that it ceases to have the right under the Governance Agreement to designate any directors to the Board (the "Universal Termination Date").

                  (b) Subject to Section 4.4 which shall survive until the termination of the period for exercise (and, if exercised, until consummation) of the Diller Put specified in Section 4.4, each of Liberty and Diller shall cease to be entitled to exercise any rights and shall cease to have any obligations under this Agreement as of the date that its Stockholder Group collectively ceases to own its Eligible Stockholder Amount of Common Shares; provided that Liberty shall cease to be entitled to exercise any rights and shall cease to have any obligations under Sections 4.2, 4.3, 4.5, 4.6 and 4.7 at such time as the Liberty Stockholder Group ceases to beneficially owns at least 5% of the outstanding Common Shares (the "Liberty Termination Date").

                  (c) Diller and each member of his Stockholder Group shall cease to be entitled to exercise any rights (other than the Diller Put Right) under this Agreement if the CEO Termination Date has occurred or Diller has become Disabled (the "Diller Termination Date").

                  In addition, at such time as the CEO Termination Date has occurred or Diller has become Disabled, neither the Diller Stockholder Group nor the Liberty Stockholder Group shall have any obligation under this Agreement with respect to the matters covered under Sections 3.6, 4.1 and 4.9.

                  SECTION 6.3 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder. Without limiting the generality of the foregoing, if, in connection with the purchase of any Equity by Universal or Liberty pursuant to
Article IV, to the extent that Universal shall be restricted by FCC Regulations from owning Common Shares, the Stockholders agree to cooperate, and cause the Company to cooperate, and the Company agrees to cooperate in structuring the purchase so that Universal shall acquire LLC Shares (in lieu of Common Shares) in the transaction; provided that the transferee shall not be required to suffer adverse tax consequences as a result of the foregoing.

                  SECTION 6.4 SCL Agreement to Cooperate. SCL agrees to cooperate in good faith with Universal to satisfy Universal's obligation with respect to providing Liquid Securities to Liberty pursuant to Sections 4.2 and
4.3 with SCL common stock, subject to (i) SCL continuing to beneficially own, directly or indirectly, at least 80% of the Equity of Universal, (ii) existing MEI arrangements, and (iii) fiduciary duties of SCL directors.

                  SECTION 6.5 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any Stockholder unless such modification, amendment or waiver is approved in writing by each Stockholder; provided that with respect to any provision containing an agreement between only two Stockholders, such provision may be modified or waived by approval in writing by such Stockholders, without the consent of the third Stockholder unless such modification or waiver adversely affects the rights of such third Stockholder as provided under this Agreement or the Governance Agreement; provided, further, each amendment, modification or waiver of the provisions of Section 2.1 by Universal without the consent of the Company shall be subject to the terms and conditions of the Governance Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  SECTION 6.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  SECTION 6.7 Effective Date. Other than with respect to Section 3.3(e) which shall be effective as of the date hereof, this Agreement shall become effective immediately upon the Closing.

                  SECTION 6.8 Entire Agreement. Except as otherwise expressly set forth herein, this document and the Transaction Agreements embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of any Stockholder under any other agreement with any other Stockholder or the Company, the terms of this Agreement shall govern. Upon the Closing, the stockholders agreements between Liberty and Diller, dated as of August 24, 1995 and August 25, 1996 shall terminate and shall be superseded by this Agreement.

                  SECTION 6.9 Successors and Assigns. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger whose purpose is not to avoid the provisions of this Agreement), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  SECTION 6.10 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 6.11 Liabilities Under Federal Securities Laws. The exercise by any Stockholder (or its Affiliates or Stockholder Group, if applicable) (and including, in the case of the Liberty Stockholder Group, its exercise of the rights relating to the Contingent Right or the Holder Exchange Agreement) of any rights under this Agreement shall be subject to such reasonable delay as may be required to prevent any Stockholder or its respective Stockholder Group from incurring any liability under the federal securities laws and the parties agree to cooperate in good faith in respect thereof.

                  SECTION 6.12 Remedies. (a) Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

                  (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  SECTION 6.13 Notices. Any notice, request, claim, demand or other communication under this Agreement shall be in writing, shall be either personally delivered, delivered by facsimile transmission, or sent by reputable overnight courier service (charges prepaid) to the address for such Person set forth below or such other address as the recipient party has specified by prior written notice to the other parties hereto and shall be deemed to have been given hereunder when receipt is acknowledged for personal delivery or facsimile transmission or one day after deposit with a reputable overnight courier service.


                  If to Universal:

                  Universal Studios, Inc.
                  100 Universal City Plaza
                  Universal City, CA  91608
                  Attention:  Karen Randall, Esq.
                  Telephone:  (818) 777-1000
                  Facsimile:  (818) 866-3444

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY  10017-3909
                  Attention:  John G. Finley, Esq.
                  Telephone:  (212) 455-2000
                  Facsimile:  (212) 455-2502

                  If to Liberty:

                  Liberty Media Corporation
                  8101 East Prentice Avenue
                  Suite 500
                  Englewood, Colorado 80111
                  Attention:  President
                  Telephone:  (303) 721-5400
                  Facsimile:  (303) 841-7344

                  with a copy to:

                  Baker & Botts LLP
                  599 Lexington Avenue
                  Suite 2900
                  New York, New York 10022-6030
                  Attention:  Frederick H. McGrath, Esq.
                  Telephone:  (212) 705-5000
                  Facsimile:  (212) 705-5125

                  If to Diller:

                  c/o HSN, Inc.
                  1 HSN Drive
                  St. Petersburg, Florida 33729
                  Attention: General Counsel
                  Telephone:  (813) 572-8585
                  Facsimile:  (813) 573-0866

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York 10019
                  Attention: Pamela S. Seymon, Esq.
                  Telephone:  (212) 403-1000
                  Facsimile:  (212) 403-2000

                  If to SCL:

                  The Seagram Company Ltd.
                  1430 Peel Street
                  Montreal, Quebec
                  H3A 1S9 Canada
                  Attention:  Vice President, Legal and Environmental Affairs
                  Telephone:  (514) 987-5000

                  Facsimile:  (514) 987-5232

                  with copies to:

                  Joseph E. Seagram & Sons, Inc.
                  375 Park Avenue
                  New York, NY  10152
                  Attention:  Vice President--Legal Affairs, General Counsel
                  Telephone:  (212) 572-7000
                  Facsimile:  (212) 572-1398

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY  10017-3909
                  Attention:  John G. Finley, Esq.
                  Telephone:  (212) 455-2000
                  Facsimile:  (212) 455-2502

                  SECTION 6.14 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Delaware for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

                  SECTION 6.15 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever it is necessary for purposes of this Agreement to determine whether an exchange is tax-free or taxable, such determination shall be made without regard to any interest imputed pursuant to Section 483 of the Code.

                  IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.


                            UNIVERSAL STUDIOS, INC.


                            By:/s/ Brian C. Mulligan
                               ------------------------------------
                               Name:  Brian C. Mulligan
                               Title: Senior Vice President



                            LIBERTY MEDIA CORPORATION


                            By:/s/ Robert R. Bennett
                               ------------------------------------
                               Name:  Robert R. Bennett
                               Title: President and CEO


                            BARRY DILLER

                            /s/ Barry Diller
                            ---------------------------------------



                            HSN, INC. (with respect to Sections 4.4(g), 4.5(d) and 6.3)

                            By:/s/ Victor A. Kaufman
                               ------------------------------------
                               Name:  Victor A. Kaufman
                               Title: Office of Chairman



                            THE SEAGRAM COMPANY LTD. (with respect to
                            Sections 4.2(f) and 6.4)


                            By:/s/ Robert W. Matschullat
                               ------------------------------------
                               Name:  Robert W. Matschullat
                               Title: Vice Chairman and Chief Financial Officer